UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant  ☒

Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material under Rule 14a-12

V. F. CORPORATION

(Name of registrant as specified in its charter)

(Name of person(s) filing proxy statement, if other than the registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required

☐	Fee paid previously with preliminary materials

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

VF CORPORATION

June 13, 2022

Dear Fellow Shareholders:

We are pleased to invite you to the 2022 Annual Meeting of Shareholders of VF Corporation, to be held Tuesday, July 26, 2022, live via the Internet at www.proxydocs.com/VFC, commencing at 10:30 a.m., Mountain Daylight Time. In light of the ongoing COVID-19 pandemic and uncertainty related to the pandemic, and after careful consideration, our Board of Directors has determined to hold a virtual annual meeting in order to facilitate shareholder attendance and participation by enabling shareholders to participate from any location and at no cost. We believe this is the right choice for VF at this time, as it enables engagement with our shareholders, regardless of size, resources, or physical location while safeguarding the health of our shareholders, Board and management. Shareholders will not be able to attend the meeting in person.

We are committed to ensuring that shareholders who attend the virtual meeting are afforded the same rights and opportunities to participate as they would at an in-person meeting, using online tools to ensure shareholder access and participation. To attend the meeting, shareholders must register, using their control number and other information, at www.proxydocs.com/VFC. Upon completing registration, shareholders will receive further instructions by email, including links that will allow them to access the meeting, vote online during the meeting and, if they register prior to 5:00 p.m., Eastern Daylight Time, on Friday, July 22, 2022, submit questions for the meeting.

At the meeting, shareholders will be asked to vote on (i) the election of directors; (ii) approval of the compensation of named executive officers as disclosed in this proxy statement; (iii) ratification of the selection of PricewaterhouseCoopers LLP as VF’s independent registered public accounting firm for fiscal 2023; and (iv) such other matters as may properly come before the meeting.

Your Board of Directors recommends a vote “FOR” the election of the persons nominated to serve as directors, “FOR” the approval of compensation of named executive officers as disclosed in this proxy statement, and “FOR” the ratification of the selection of PricewaterhouseCoopers LLP as VF’s independent registered public accounting firm. Regardless of the number of shares you own or whether you plan to attend the virtual meeting, it is important that your shares be represented and voted at the meeting.

On or about June 13, 2022, we will begin mailing a Notice of Internet Availability of Proxy Materials (the “Notice”) to all shareholders of record on our books at the close of business on May 27, 2022, the record date for the meeting, and will post our proxy materials on the website referenced in the Notice. As more fully described in the Notice, shareholders may choose to access our proxy materials on the website referred to in the Notice or may request to receive a printed set of our proxy materials. In addition, the Notice and website provide information regarding how you may request to receive proxy materials in printed form by mail, or electronically by email, on an ongoing basis.

You may vote by attending the virtual meeting or you may vote your shares via the Internet, via a toll-free telephone number, or by signing, dating and mailing a completed proxy card, as explained on pages 2 and 3 of the attached proxy statement.

Your interest and participation in the affairs of VF are most appreciated.

Sincerely,

Steven E. Rendle

Chairman, President and Chief Executive Officer

VF CORPORATION

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To Be Held July 26, 2022

June 13, 2022

To the Shareholders of VF CORPORATION:

The Annual Meeting of Shareholders of VF Corporation will be held live via the Internet at www.proxydocs.com/VFC, on Tuesday, July 26, 2022, at 10:30 a.m., Mountain Daylight Time, for the following purposes:

1.	to elect directors;

2.	to vote on approval of the compensation of named executive officers as disclosed in this proxy statement;

3.	to vote on ratification of the selection of PricewaterhouseCoopers LLP as VF’s independent registered public accounting firm for fiscal 2023; and

4.	to transact such other business as may properly come before the meeting and any adjournments thereof.

A copy of VF’s Annual Report for fiscal 2022 is included for your information.

Only shareholders of record as of the close of business on May 27, 2022 are entitled to notice of and to vote at the meeting.

To attend the meeting, shareholders must register, using their control number and other information, at www.proxydocs.com/VFC. Upon completing registration, shareholders will receive further instructions by email, including links that will allow them to access the meeting, vote online during the meeting and, if they register prior to 5:00 p.m., Eastern Daylight Time, on Friday, July 22, 2022, submit questions for the meeting. Shareholders will not be able to attend the meeting in person.

By Order of the Board of Directors

Jennifer S. Sim

Executive Vice President,

General Counsel and Secretary

YOUR VOTE IS IMPORTANT

You are urged to vote your shares via the Internet, through our toll-free telephone number,

or by signing, dating and promptly returning your completed proxy card.

Page
ABOUT THE MEETING	2

What is the purpose of the meeting?	2

Who is entitled to vote at the meeting?	2

What are the voting rights of shareholders?	2

Why will shareholders receive a one-page notice in the mail regarding the Internet availability of proxy materials instead of a full set of proxy materials?	2

How may shareholders attend the virtual meeting and ask questions at the virtual meeting?	2

How do shareholders access the proxy materials over the Internet?	2

How do shareholders vote?	3

What constitutes a quorum?	3

What are the Board’s recommendations?	3

What vote is required to approve each item?	4

Householding	4

Other Information	4

ITEM NO. 1 – ELECTION OF DIRECTORS	5

CORPORATE GOVERNANCE AT VF	13

Corporate Governance Principles	13

Related Party Transactions	14

Board of Directors	14

Board Committees and Their Responsibilities	15

Directors’ Compensation	19

EXECUTIVE COMPENSATION	21

Compensation Discussion and Analysis	21

Compensation Committee Report	40

Summary Compensation Table	41

2022 Grants of Plan-Based Awards	43

Outstanding Equity Awards at Fiscal Year-End 2022	44

2022 Option Exercises and Stock Vested	46

2022 Pension Benefits Table	48

2022 Nonqualified Deferred Compensation	49

Potential Payments Upon Change in Control, Retirement or Termination of Employment	50

CEO Pay Ratio	53

2022 Equity Compensation Plan Information Table	54

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	55

ITEM NO. 2 – PROPOSAL TO APPROVE COMPENSATION OF NAMED EXECUTIVE OFFICERS AS DISCLOSED IN THIS PROXY STATEMENT	57

ITEM NO. 3 – RATIFICATION OF THE SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	58

Report of the Audit Committee	59

DELINQUENT SECTION 16(A) REPORTS	60

OTHER INFORMATION	60

Other Matters	60

Expenses of Solicitation	60

Shareholder Proposals and Nominations for the 2023 Annual Meeting of Shareholders	60

VF CORPORATION

PROXY STATEMENT

For the 2022 Annual Meeting of Shareholders

This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors of VF Corporation to be voted at VF’s Annual Meeting of Shareholders on July 26, 2022 and any adjournments of the meeting. All share and per share data included in this proxy statement, including performance goals under compensation plans set on a per share basis, reflect adjustments made in connection with the separation of VF’s Jeanswear and VF OutletTM business on May 22, 2019 (the “Spin-off”).

On or around June 13, 2022, we mailed a Notice of Internet Availability of Proxy Materials (the “Notice”) to our shareholders of record as of May 27, 2022, the record date for the meeting. The Notice directs shareholders to a website where they can access our proxy materials, including this proxy statement and our Annual Report for fiscal 2022. Shareholders may also view instructions regarding how to vote online or by telephone. If you would prefer to receive a paper copy of our proxy materials, please follow the instructions included in the Notice.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY

MATERIALS FOR THE SHAREHOLDER MEETING TO BE HELD

ON JULY 26, 2022

This proxy statement and our Annual Report for fiscal 2022 are available at

www.proxydocs.com/VFC.

VF CORPORATION  |  2022 ANNUAL MEETING OF SHAREHOLDERS    1

ABOUT THE MEETING

What is the purpose of the meeting?

At the meeting, holders of VF Common Stock will vote on the matters described in the notice of the meeting on the front page of this proxy statement, including the election of directors, approval of the compensation of named executive officers as disclosed in this proxy statement, ratification of the selection of PricewaterhouseCoopers LLP as VF’s independent registered public accounting firm for fiscal 2023 and such other matters as may properly come before the meeting.

Who is entitled to vote at the meeting?

Only shareholders of record on May 27, 2022, the record date for the meeting, are entitled to receive notice of and vote at the meeting.

What are the voting rights of shareholders?

Each share of VF Common Stock is entitled to one vote on each matter considered at the meeting.

Why will shareholders receive a one-page notice in the mail regarding the Internet availability of proxy materials instead of a full set of proxy materials?

In accordance with rules adopted by the U.S. Securities and Exchange Commission (“SEC”), we may furnish proxy materials, including this proxy statement and our Annual Report for fiscal 2022, to our shareholders by providing access to such documents on the Internet instead of mailing printed copies. Most shareholders will not receive printed copies of the proxy materials unless they request them. Instead, the Notice, which was mailed to most of our shareholders, will instruct you as to how you may access and review all of the proxy materials on the Internet. The Notice also instructs you as to how you may submit your proxy on the Internet. If you would like to receive a paper or email copy of our proxy materials, you should follow the instructions for requesting such materials in the Notice.

How may shareholders attend the virtual meeting and ask questions at the virtual meeting?

We are committed to ensuring that shareholders who attend the virtual meeting are afforded the same rights and opportunities to participate as they would at an in-person meeting, using online tools to ensure shareholder access and participation. To attend the meeting and vote during the live webcast of the meeting, you must first register at www.proxydocs.com/VFC, using your control number and other information, at www.proxydocs.com/VFC, and, to submit questions for the meeting, you must register and submit questions prior to 5:00 p.m., Eastern Daylight Time, on Friday, July 22, 2022. Upon completing your registration, you will receive further instructions via email, including your unique link that will allow you to access the meeting and vote online during the meeting. Please be sure to follow instructions found on your proxy card or other information forwarded by your bank, broker or other nominee and subsequent instructions that will be delivered to you via email.

Beginning one hour prior to, and during, the meeting, support will be available to assist shareholders with any technical difficulties they may have accessing, hearing or participating in the virtual meeting. If participants encounter any difficulty accessing, or during, the virtual meeting, they should call the support team at the numbers listed on the emailed instructions.

Even if you plan to attend the virtual meeting, we encourage you to vote in advance by Internet, telephone or mail so that your vote will be counted even if you later decide not to attend the virtual meeting.

How do shareholders access the proxy materials over the Internet?

The Notice, proxy card or voting instruction card you receive will contain instructions on how to view our proxy materials for the meeting on the Internet and vote your shares, and will allow you to instruct us as to how to send our future proxy materials to you either by mail or by email. Our proxy materials are also available for viewing at: www.proxydocs.com/VFC. Choosing to receive your future proxy materials by email will save us the cost of printing and mailing documents to you, and

2     VF CORPORATION  |  2022 ANNUAL MEETING OF SHAREHOLDERS

ABOUT THE MEETING

will reduce the environmental impact of printing and mailing these materials. If you choose to receive future proxy materials by email, you will receive an email within the next year with instructions containing a link to those materials and a link to the proxy voting site. Your election to receive proxy materials by email will remain in effect until you revoke it.

How do shareholders vote?

Shareholders may vote at the meeting by attending the virtual meeting or by proxy. Proxies validly delivered by shareholders (by Internet, telephone or mail as described below) and received by VF prior to the meeting will be voted in accordance with the instructions contained therein. If a shareholder’s proxy card is returned but gives no instructions, it will be voted as recommended by the Board of Directors. A shareholder may change any vote by proxy before the proxy is exercised by filing with the Secretary of VF either a notice of revocation or a duly executed proxy bearing a later date or by registering to attend the virtual meeting, attending the virtual meeting and voting at the virtual meeting. Shareholders who vote by telephone or the Internet may also change their votes by re-voting by telephone or the Internet within the time periods listed below. A shareholder’s latest vote, including via the Internet or telephone, is the one that is counted.

THERE ARE THREE WAYS TO VOTE BY PROXY:

BY INTERNET:	BY TELEPHONE:	BY MAIL:
Visit the website www.proxypush.com/VFC. To vote your shares, you must have the Notice or your proxy/voting instruction card in hand. The website is available 24 hours a day, seven days a week;	Call toll-free 1-866-256-1151. To vote your shares, you must have your proxy/voting instruction card in hand. Telephone voting is accessible 24 hours a day, seven days a week; or

Mark your proxy/voting instruction card, date and sign it, and return it in the postage-paid (U.S. only) envelope provided (if you received a paper copy of the proxy materials). If the envelope is missing, please address your completed proxy/voting instruction card to Proxy Tabulator for VF Corporation, P.O. Box 8016, Cary, NC 27512-9903.

IF YOU VOTE BY INTERNET OR TELEPHONE, YOU DO NOT NEED TO RETURN YOUR PROXY/VOTING INSTRUCTION CARD.

If you are a beneficial owner, please refer to your proxy card or other information forwarded by your bank, broker or other holder of record to see which of the above choices are available to you.

What constitutes a quorum?

Shareholders entitled to cast at least a majority of the votes that all shareholders are entitled to cast must be present at the virtual meeting or present by proxy to constitute a quorum for the transaction of business. Abstentions and broker “non-votes” are counted as present for establishing a quorum. A broker non-vote occurs on an item when a broker is not permitted to vote on that item absent instruction from the beneficial owner of the shares and no instruction is given. At the close of business on May 27, 2022, there were 388,479,740 outstanding shares of VF Common Stock.

What are the Board’s recommendations?

Your Board of Directors recommends a vote “FOR” the election of the persons nominated to serve as directors; “FOR” the approval of compensation of named executive officers as disclosed in this proxy statement; and “FOR” the ratification of PricewaterhouseCoopers LLP as VF’s independent registered public accounting firm for fiscal 2023. If any other matters are brought before the meeting, the proxy holders will vote as recommended by the Board of Directors. If no recommendation is given, the proxy holders will vote in their discretion. At the date of this proxy statement, we do not know of any other matter to come before the meeting. Persons named as proxy holders on the form of proxy/voting instruction card are Steven E. Rendle, Chairman of the Board of Directors of VF and President and Chief Executive Officer of VF, and Jennifer S. Sim, Executive Vice President, General Counsel and Secretary of VF.

VF CORPORATION  |  2022 ANNUAL MEETING OF SHAREHOLDERS    3

ABOUT THE MEETING

What vote is required to approve each item?

Under our By-Laws and our Corporate Governance Principles, directors are elected by the affirmative vote of a majority of the votes cast in uncontested elections. This means that the number of votes cast “for” a director nominee must exceed the number of votes cast “withheld” with respect to that nominee. Abstentions and broker non-votes are not counted as votes “for” or “withheld” with respect to a director nominee. In an uncontested election, any nominee who does not receive a majority of votes cast “for” his or her election is required to tender his or her resignation promptly following the failure to receive the required vote. The Governance and Corporate Responsibility Committee is then required to make a recommendation to the Board as to whether it should accept the resignation. The Board is required to decide whether to accept the resignation. In a contested election, the required vote would be a plurality of votes cast. Full details of this policy are set forth in our Corporate Governance Principles, available on our website, www.vfc.com, under “Policy on Majority Voting.” Approval of the compensation of named executive officers as disclosed in this proxy statement, ratification of the selection of PricewaterhouseCoopers LLP as VF’s independent registered public accounting firm for fiscal 2023, or approval of any other matter to come before the meeting requires the affirmative vote of a majority of the votes cast on such matter at the meeting. Withheld votes and abstentions will not be taken into account in determining the outcome of the approval of compensation of named executive officers as disclosed in this proxy statement, ratification of the selection of PricewaterhouseCoopers LLP as VF’s independent registered public accounting firm for fiscal 2023, or approval of any other matter to come before the meeting (other than the election of directors, which is described above). Under current New York Stock Exchange (“NYSE”) rules, if the record holder of your shares (usually a bank, broker or other nominee) holds your shares in its name, your record holder is permitted to vote your shares on the ratification of the selection of PricewaterhouseCoopers LLP as VF’s independent registered public accounting firm for fiscal 2023 in its discretion, even if it does not receive voting instructions from you. On all the other items referenced above, your record holder is not permitted to vote your shares without your instructions, and such uninstructed shares are considered broker non-votes and will not be taken into account when determining the outcome of the election of directors or the approval of the compensation of named executive officers as disclosed in this proxy statement.

Householding

Under SEC rules, a single Notice or set of annual reports and proxy statements may be sent to any household at which two or more VF shareholders reside if they appear to be members of the same family. Each shareholder receiving physical copies of the proxy materials continues to receive a separate proxy card. This procedure, referred to as “householding,” reduces the volume of duplicate information shareholders receive and reduces mailing and printing expenses for VF. Brokers with accountholders who are VF shareholders may be householding our proxy materials. As indicated in the notice previously provided by these brokers to our shareholders, a single Notice or annual report and proxy statement will be delivered to multiple shareholders sharing an address unless contrary instructions have been received from an affected shareholder. Once you have received notice from your broker that it will be householding communications to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate Notice or annual report and proxy statement, please notify your broker so that separate copies may be delivered to you. Shareholders who currently receive multiple copies of the Notice or annual report and proxy statement at their address who would prefer to receive a single copy should contact their broker or the Company’s Transfer Agent: Computershare, Inc., P.O. Box 505000 Louisville, KY 40233-5000; (800) 446-2617.

Other Information

A copy of VF’s Annual Report for fiscal 2022 accompanies this proxy statement. No material contained in the Annual Report is to be considered a part of the proxy solicitation material. VF’s mailing address is P.O. Box 13919, Denver, Colorado 80201.

4     VF CORPORATION  |  2022 ANNUAL MEETING OF SHAREHOLDERS

ITEM NO. 1

Election of Directors

VF’s Board of Directors has nominated the persons named below whose terms expire at the meeting to serve as directors. All nominees currently serve as directors on our Board and, if reelected, will serve a term of office until our 2023 annual meeting or until a successor is duly elected and qualified. In accordance with VF’s tenure policy, W. Alan McCollough will not stand for reelection because he has reached the mandatory director retirement age of 72. VF acknowledges the outstanding service rendered by Mr. McCollough during his twenty-two years of service on the Board of Directors. The persons named in the accompanying form of proxy/voting instruction card intend to vote such proxy for the election as directors of the following nominees, subject to any explicit instructions of the shareholder set forth on the proxy/voting instruction card. If any nominee becomes unable or unwilling to serve as a director, the proxy holders will vote for such other person or persons as may be nominated by the Board of Directors. The nominees named below have indicated that they are willing to serve if reelected to the VF Board. It is the policy of VF that a substantial majority of the members of its Board of Directors should be independent. Currently, ten of the nominees have been determined by the Board to be independent in accordance with standards adopted by the Board, as set forth in the Board’s Corporate Governance Principles and the Listing Standards of the NYSE, the securities exchange on which VF’s Common Stock is traded.

NAME	AGE	DIRECTOR SINCE	PRINCIPAL OCCUPATION	AUDIT COMMITTEE	TALENT AND COMPENSATION COMMITTEE	GOVERNANCE AND CORPORATE RESPONSIBILITY COMMITTEE	FINANCE COMMITTEE

Richard T. Carucci	64	2009	Retired; Former President, Yum! Brands, Inc.	Member		Chair

Alex Cho	49	2022	President, Personal Systems, HP Inc.	Member		Member

Juliana L. Chugg	54	2009	Retired; Former EVP, Chief Brands Officer, Mattel, Inc.		Chair	Member

Benno Dorer	57	2017	Senior Advisor, KKR & Co. Inc.		Member	Member

Mark S. Hoplamazian	58	2015	President and Chief Executive Officer, Hyatt Hotels Corporation		Member		Member

Laura W. Lang	66	2011	Managing Director, Narragansett Ventures, LLC		Member		Member

W. Rodney McMullen	61	2016	Chairman and Chief Executive Officer, The Kroger Co.	Member		Member

Clarence Otis, Jr.	65	2004	Retired; Former Chairman and Chief Executive Officer, Darden Restaurants, Inc.	Chair		Member

Steven E. Rendle	62	2015	Chairman, President and Chief Executive Officer, VF Corporation				Member (ex officio)

Carol L. Roberts	62	2017	Retired; Former Senior Vice President and Chief Financial Officer, International Paper Company	Member			Chair

Matthew J. Shattock	59	2013	Independent Chair of the Board, The Clorox Company		Member		Member

Number of Meetings Held in Fiscal 2022			Board – 8	10	5	5	5

VF CORPORATION  |  2022 ANNUAL MEETING OF SHAREHOLDERS    5

ITEM NO. 1
Election of Directors

IDENTIFYING AND EVALUATING NOMINEES FOR DIRECTOR

The Board of Directors believes directors should possess backgrounds, qualifications, attributes and skills that, when taken together, provide VF with a broad range of experience. The Governance and Corporate Responsibility Committee identifies potential candidates that are proposed by Board members, management, third-party search firms and our shareholders. The Board and the Committee consider the qualifications of directors individually, and in the broader context of the Board’s overall composition, and VF’s current and future needs as well as past contributions to the Board of sitting directors, including as part of the Board’s annual self-evaluation process. Candidates are selected for their character, judgment, business experience, acumen, independence and commitment to VF and service on the Board. Board members are selected to represent all shareholders and not any particular constituency. In accordance with VF’s Corporate Governance Principles, the Committee considers diversity of experience and background in selecting nominees, and includes qualified female, gender, and racially/ethnically diverse candidates in the initial list of candidates from which any new independent director nominee is chosen by the Board. The Committee considers this policy to have been effective to date in identifying and evaluating diverse candidates.

Any shareholder who wishes to recommend a candidate for consideration by the Governance and Corporate Responsibility Committee for nomination at an annual meeting should submit a written recommendation to the Secretary of VF. If the Committee does not recommend a nominee proposed by a shareholder for election as a director, then the shareholder seeking to propose the nominee would have to follow the formal nomination procedures set forth in VF’s By-Laws. VF’s By-Laws provide that a shareholder may nominate a person for election as a director if written notice of the shareholder’s intent to nominate a person for election as a director is received by the Secretary of VF (1) in the case of an annual meeting, not less than 120 days before the anniversary of the date VF mailed its proxy materials for the prior year’s annual meeting, or (2) in the case of a special meeting at which directors are to be elected, no later than seven days following the day on which notice of the meeting was first mailed to shareholders. The notice must contain specified information about the shareholder and the nominee, including such information as would be required to be included in a proxy statement pursuant to the rules and regulations established by the SEC under the Securities Exchange Act of 1934. The Committee’s policy with regard to consideration of any potential director is the same for candidates recommended by shareholders and candidates identified by other means. Eligible shareholders may also nominate and include in our annual meeting proxy materials director nominees pursuant to the proxy access provisions in Article I, Section 13 of VF’s By-Laws.

6     VF CORPORATION  |  2022 ANNUAL MEETING OF SHAREHOLDERS

ITEM NO. 1
Election of Directors

The following graphics reflect certain background and demographic information of the director nominees for the annual meeting:

VF CORPORATION  |  2022 ANNUAL MEETING OF SHAREHOLDERS    7

ITEM NO. 1
Election of Directors

NOMINEES

Our Board selected the nominees based on their experience, qualifications, attributes and skills and the belief that each can make unique and substantial contributions to VF. Together, our nominees bring to our Board a vast array of public company and multi-brand consumer product company experience, and domestic and international business experience. In addition, our nominees represent diverse viewpoints and bring a blend of historical and new perspectives about VF as a result of their varied lengths of tenure as our directors. Our Board believes, in totality, this mix of attributes among the nominees enhances our Board’s independent leadership and effectiveness in light of VF’s businesses and organizational complexities and long-term strategy, including its transformation to a purpose-led, performance-driven enterprise that is consumer-minded, retail-centric and hyper-digital.

RICHARD T. CARUCCI

Mr. Carucci served as President of Yum! Brands, Inc., a company that operates quick service restaurants globally, from 2012 until his retirement in 2014. He joined Yum! Brands (previously named Tricon Global Restaurants) in 1997 and held a series of finance, international, and general management positions prior to being appointed Chief Financial Officer in 2005. Mr. Carucci previously served as a director of Kontoor Brands, Inc. (“Kontoor”) from May 2019 until April 2021.

Skills and Qualifications:

Mr. Carucci’s qualifications for election include his experience as a leader of a large global multi-brand publicly traded company serving retail consumers as well as an audit committee member of another public company board of directors.

Age: 64 Director Since: 2009 Committees: Audit Executive Governance and Corporate Responsibility (Chair)

ALEX CHO

Mr. Cho has served as President, Personal Systems, at HP Inc. since June 2018. As President of the $45 billion business, he leads a growing global technology portfolio spanning PCs, peripherals, services and software. Mr. Cho’s prior roles at HP Inc. included serving as Global Head and General Manager of Commercial Personal Systems from 2014 to 2018, and as Vice President and General Manager of the LaserJet Supplies team from 2010 to 2014. He also serves on the HP Foundation Board enabling philanthropic programs for underserved communities by supporting technology-related learning, charitable giving, volunteering, and disaster relief.

Skills and Qualifications:

Mr. Cho’s qualifications for election include his leadership in Fortune 100, global technology businesses spanning consumer and commercial segments.

Age: 49 Director Since: 2022 Committees: Audit Governance and Corporate Responsibility

JULIANA L. CHUGG

Ms. Chugg served as EVP, Chief Brands Officer of Mattel, Inc., a world-wide leader in the design, manufacture and marketing of toys and family products, from September 2015 until April 2018. She was previously a Partner of Noble Endeavors LLC from January 2015 until September 2015, served as a Senior Vice President of General Mills, Inc. and President of its Frozen Frontier Division until the end of 2014, and had previously held a progression of leadership roles with General Mills and Pillsbury since 1996. Ms. Chugg has served as a director of Darden Restaurants, Inc. since March 2022. She previously served as a director of Kontoor from May 2019 until November 2021, as a director of Caesars Entertainment Corporation from December 2018 to July 2020 and as a director of H.B. Fuller Company from April 2007 until January 2013. (Also see footnote 3 to the “Common Stock Beneficial Ownership of Certain Beneficial Owners” table below.)

Skills and Qualifications:

Ms. Chugg’s qualifications for election include her extensive experience leading major functions and divisions of large publicly traded multi-brand consumer products companies and her service on other public company boards of directors.

Age: 54 Director Since: 2009 Committees: Executive Governance and Corporate Responsibility Talent and Compensation (Chair)

8     VF CORPORATION  |  2022 ANNUAL MEETING OF SHAREHOLDERS

ITEM NO. 1
Election of Directors

BENNO DORER

Mr. Dorer has served as Senior Advisor with KKR & Co. Inc. since February 2021. He served as Executive Chair of the Board of The Clorox Company (“Clorox”) from September 2020 to February 2021. He previously served as Chief Executive Officer of Clorox from November 2014 to September 2020 and Chairman of the Board of Clorox from August 2016 to September 2020. Prior to joining Clorox in 2005, he worked for The Procter & Gamble Company in various marketing and sales roles in the U.S. and Europe since 1990. In addition, Mr. Dorer has served on the board of directors of Origin Materials, Inc. since June 2021.

Skills and Qualifications:

Mr. Dorer’s qualifications for election include his prior experience leading a global publicly traded multi-brand consumer products company and his service on that company’s board of directors.

Age: 57 Director Since: 2017 Committees: Executive Governance and Corporate Responsibility Talent and Compensation

MARK S. HOPLAMAZIAN

Mr. Hoplamazian has served as the President and Chief Executive Officer of Hyatt Hotels Corporation since December 2006, and has been a member of the board of directors of Hyatt Hotels Corporation since November 2006. Prior to his present position, Mr. Hoplamazian served as president of The Pritzker Organization (“TPO”), the principal financial and investment adviser for Pritzker family business interests. During his 17-year tenure with TPO, he served as adviser to various Pritzker family-owned companies, including Hyatt Hotels Corporation and its predecessors.

Skills and Qualifications:

Mr. Hoplamazian’s qualifications for election include his experience leading a global multi-branded hospitality company, his supervision of the chief financial officer of a public company, and his service on the board of directors of another public company.

Age: 58 Director Since: 2015 Committees: Finance Talent and Compensation

LAURA W. LANG

Ms. Lang has been the Managing Director of Narragansett Ventures, LLC since January 2014. Ms. Lang was the Chief Executive Officer of Time Inc., a division of Time Warner, one of the largest branded media companies in the world, until 2013. From 2008 until she joined Time Inc. in 2012, Ms. Lang was Chief Executive Officer of Digitas, Inc., the largest digital agency in the world and a unit of Publicis Groupe S.A. In addition, she headed the company’s pure-play digital agencies, including Razorfish, Big Fuel, Denuo and Phonevalley. Ms. Lang has served as a director of Vroom, Inc. since May 2020. She also served as a director of Care.com, Inc. from August 2014 to June 2016. She previously served on the boards of directors of NutriSystem, Inc. from 2010 to 2012 and Benchmark Electronics, Inc. from 2005 to 2011.

Skills and Qualifications:

Ms. Lang’s qualifications for election include her leadership experience, digital, data, social and mobile expertise and her service on the boards of directors of other public companies.

Age: 66 Director Since: 2011 Committees: Finance Talent and Compensation

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ITEM NO. 1
Election of Directors

W. RODNEY MCMULLEN

Mr. McMullen has served as Chief Executive Officer of The Kroger Co., one of the world’s largest food retailers, since January 2014 and Chairman of the Board since January 1, 2015. Previously, he served as President and Chief Operating Officer from August 2009 to December 2013. Prior to that, Mr. McMullen was elected Vice Chairman in 2003, Executive Vice President in 1999, and Senior Vice President in 1997. Mr. McMullen previously served as a director of Cincinnati Financial Corporation from 2001 through May 2020.

Skills and Qualifications:

Mr. McMullen’s qualifications for election include his experience leading a large publicly traded consumer products company and his service on that company’s board of directors.

Age: 61 Director Since: 2016 Committees: Audit Governance and Corporate Responsibility

CLARENCE OTIS, JR.

Mr. Otis served as Chairman and Chief Executive Officer of Darden Restaurants, Inc., a large full-service restaurant company, until his retirement in 2014. Prior to that role, he served as the Executive Vice President of Darden Restaurants, Inc., and President of its Smokey Bones Restaurants division, from December 2002 until December 2004, Executive Vice President and Chief Financial Officer of Darden Restaurants from April 2002 to December 2002 and Senior Vice President and Chief Financial Officer from 1999 to 2002. Mr. Otis also serves as a director of Verizon Communications, Inc. and The Travelers Companies, Inc., and as a trustee of MFS Funds. (Also see footnote 3 to the “Common Stock Beneficial Ownership of Certain Beneficial Owners” table below.)

Skills and Qualifications:

Mr. Otis’s qualifications for election include his extensive experience leading a large publicly traded multi-brand company serving retail customers, his service as (and then supervision of) the chief financial officer of a public company, and his service on the boards of directors of other public companies.

Age: 65 Director Since: 2004 Committees: Audit (Chair) Executive Governance and Corporate Responsibility

STEVEN E. RENDLE

Mr. Rendle has served as Chairman of the Board of Directors of VF since October 2017. He has also served as President and Chief Executive Officer of VF since January 2017. Mr. Rendle was elected a director of VF in June 2015. He served as President and Chief Operating Officer from June 2015 until December 2016. He served as Senior Vice President – Americas from April 2014 until June 2015 and as Vice President and Group President – Outdoor & Action Sports Americas from May 2011 until April 2014. Mr. Rendle joined VF in 1999 and has held a progression of leadership roles within VF since that time. Mr. Rendle has also served as a director of Best Buy Co., Inc. since March 2021.

Skills and Qualifications:

Mr. Rendle’s qualifications for election include his service as President and Chief Executive Officer of VF and in other leadership roles with VF and his service on the board of directors of another public company.

Age: 62 Director Since: 2015 Committees: Executive (Chair) Finance (ex officio)

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ITEM NO. 1
Election of Directors

CAROL L. ROBERTS

Ms. Roberts retired as Senior Vice President and Chief Financial Officer of International Paper in March 2017. During her 37-year career, Ms. Roberts served in a series of leadership positions culminating with her appointment as Chief Financial Officer in November 2011. Ms. Roberts has served on the board of directors of Alcoa Corporation since November 2016. Prior to that, Ms. Roberts served on the board of directors of Arconic, Inc., formerly known as Alcoa, Inc., from January 2014 through October 2016.

Skills and Qualifications:

Ms. Roberts’s qualifications for election include her experience as Chief Financial Officer of International Paper Company, her extensive experience as a leader in many operational roles within the company, and her service on the board of directors of another public company.

Age: 62 Director Since: 2017 Committees: Audit Executive Finance (Chair)

MATTHEW J. SHATTOCK

Mr. Shattock has served as the Independent Chair of the Clorox board of directors since February 2021, having served on the Clorox board of directors since 2018. He previously served as Non-Executive Chairman of Beam Suntory, Inc., a leading global distilled spirits company with some of the world’s most iconic premium spirits brands, more than 30 production and commercial facilities around the world and a global team of 4,400 employees, from April 2019 to December 2020. He led Beam as Chief Executive Officer from April 2009 until April 2019, first as an operating unit of Fortune Brands and then as a standalone public company until it was acquired by Suntory Holdings Limited in 2014. Previously, Mr. Shattock held various executive leadership roles during his six years at Cadbury, PLC, a global confectionary company, and prior to that in his 16 years at Unilever, PLC. Mr. Shattock also serves as the Non-Executive Chairman of Domino’s Pizza Group, PLC, a FTSE 250 company headquartered in the U.K.

Skills and Qualifications:

Mr. Shattock’s qualifications for election include his experience leading a global multi-brand consumer products company and his service on the board of directors of other public companies.

Age: 59 Director Since: 2013 Committees: Finance Talent and Compensation

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ITEM NO. 1
Election of Directors

SUMMARY OF DIRECTOR NOMINEE SKILLS, ATTRIBUTES AND EXPERIENCE

Our director nominees bring a balance of skills, attributes and experience to their oversight of VF as shown in the table below that identifies those that are most relevant to Board service and to VF’s business or industry. This high-level summary is not intended to be an exhaustive list of each director nominee’s skills or contributions to the Board, however, each of the skills identified reflect significant experience in the director’s capacity as a full-time executive. The attributes or experiences described below are those reviewed by the Governance and Corporate Responsibility Committee and the Board in making nomination decisions, as part of the Board succession planning process, and to identify opportunities for Board education.

DIRECTOR NOMINEE

Richard T. Carucci		X	X	X		X	X		X

Alex Cho	X	X	X	X			X	X	X	X	X

Juliana L. Chugg	X	X	X	X			X			X

Benno Dorer	X	X		X	X	X	X	X	X	X	X

Mark S. Hoplamazian	X	X	X	X	X	X	X		X	X	X

Laura W. Lang	X	X		X	X	X	X		X

W. Rodney McMullen	X	X	X		X	X	X	X	X		X

Clarence Otis, Jr.		X	X	X	X	X	X		X

Steven E. Rendle	X	X	X	X	X	X	X	X	X	X	X

Carol L. Roberts		X		X		X	X	X	X

Matthew J. Shattock	X	X		X	X		X		X	X

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CORPORATE GOVERNANCE AT VF

VF’s business is managed under the direction of its Board of Directors. Members of the Board are kept informed of VF’s business through discussions with the Chairman, President and Chief Executive Officer and other officers, by reviewing VF’s annual business plan and other materials provided to them and by participating in meetings of the Board and its committees. In addition, to promote open discussion among the independent directors, those directors meet in regularly scheduled executive sessions without management present. During fiscal 2022, the independent directors met in executive session without management present six times. Since April 2016, VF has had a lead director structure, in which the independent directors annually elect a lead independent director whose duties include those described below. Benno Dorer, a member of each of the Governance and Corporate Responsibility Committee, the Talent and Compensation Committee and the Executive Committee, was selected by the Board to serve as our lead independent director and has served in such position since July 2021.

Corporate Governance Principles

VF’s Board of Directors has a long-standing commitment to sound and effective corporate governance practices. A foundation of VF’s corporate governance is the Board’s policy that a substantial majority of the members of the Board should be independent. This policy is included in the Board’s written Corporate Governance Principles, which address a number of other important governance issues such as:

•	qualifications for Board membership;

•	mandatory retirement for Board members at the annual meeting of shareholders following attainment of age 72;

•	a requirement that directors offer to submit their resignation to the Board for consideration upon a substantial change in principal occupation or business affiliation;

•	Board leadership;

•

a lead independent director, whose duties include presiding at meetings of the Board at which the chairman is not present, serving as a liaison between the chairman and the independent directors, approving meeting agendas and schedules, having authority to call meetings of the independent directors and being available for consultation and direct communication with major shareholders;

•	committee responsibilities;

•	Board consideration of majority shareholder votes;

•	authority of the Board to engage outside independent advisors as it deems appropriate;

•	inclusion of qualified female, gender, and racially/ethnically diverse candidates in the initial list of candidates from which any new independent director nominee is chosen by the Board;

•	majority voting for directors in uncontested elections;

•	succession planning for the chief executive officer; and

•	annual Board self-evaluation.

In addition, the Board of Directors for many years has had in place formal charters stating the powers and responsibilities of each of its committees.

The Board expects individual directors to allot sufficient time and attention to VF matters and to use their judgment and consider all of their commitments when accepting additional directorships on other corporations or charitable organizations. The Board also recognizes that some directors have the time and ability to maintain the focus and commitment expected at the Board and committee meetings as well as those of other public companies. We recently amended our Corporate Governance Principles to provide that a director should not serve on the boards of more than four public companies (including ours) or, if the director is an executive officer of a publicly traded company, on the boards of more than two public companies (including ours). Additionally, a director who serves on our Audit Committee may not serve on more than two other public company audit committees unless the Board (i) determines that such simultaneous service would not impair the director’s ability to effectively serve on our Audit Committee and (ii) discloses such determination in our annual proxy statement. The Board believes that our policy strikes the right balance by allowing for the depth and breadth of experience gained through membership on other boards and the time commitment needed for engaged board service.

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CORPORATE GOVERNANCE AT VF
Corporate Governance Principles

The Board believes that a rigorous evaluation process is an essential component of strong corporate governance practices. The lead independent director, or an independent director designated by the lead independent director, personally interviews all members of the Board and senior management to obtain candid feedback on the performance of the Board as a whole as well as individual director performance.

The Board’s Corporate Governance Principles, the Audit, Governance and Corporate Responsibility, Talent and Compensation and Finance Committee charters, code of business conduct applicable to the principal executive officer, the principal financial officer, and the principal accounting officer as well as other employees and all directors of VF, and other corporate governance information are available on VF’s website (www.vfc.com) and will be provided free of charge to any person upon request directed to the Secretary of VF at P.O. Box 13919, Denver, Colorado 80201.

Anyone wishing to communicate directly with one or more members of the Board of Directors or with the non-management members of the Board of Directors as a group (including the directors who preside at meetings or executive sessions of non-management directors) may contact the Chair of the Governance and Corporate Responsibility Committee, c/o the Secretary of VF at the address set forth in the preceding paragraph, or call the VF Ethics Helpline at 1-866-492-3370 or send an email message to corpgov@vfc.com. The Secretary forwards all such communications, other than solicitations and frivolous communications, to the Chair of the Governance and Corporate Responsibility Committee.

Related Party Transactions

Since the beginning of VF’s last fiscal year, no financial transactions, arrangements, relationships, or any series of them, were disclosed or proposed through VF’s processes for advance review, approval or ratification of transactions with related persons in which (i) VF was or is to be a participant, (ii) the amount involved exceeded $120,000, and (iii) any related person had or will have a direct or indirect material interest. A related person means any person who was a director, nominee for director, executive officer or 5% owner of VF Common Stock, or an immediate family member of any such person. PNC Bank, N.A., which is one of three co-trustees under the Barbey Family Trust accounts (see footnote 3 to the “Common Stock Beneficial Ownership of Certain Beneficial Owners” table below), is one of several lenders party to VF’s revolving credit facility. The credit facility was entered in the ordinary course of business, was made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable loans with persons not related to the lender, and did not involve more than the normal risk of collectability or present other unfavorable features.

The VF Code of Business Conduct prohibits any associate, including officers and directors, of VF from owning any interest in (excluding publicly traded securities) or having any personal contract or agreement of any nature with suppliers, contractors, customers or others doing business with VF that might tend to influence a decision with respect to the business of VF. Each of the Chief Executive Officer and senior financial officers must disclose to the General Counsel any material transaction or relationship that reasonably could be expected to give rise to such a conflict of interest, and the General Counsel must notify the Governance and Corporate Responsibility Committee of any such disclosure. Conflicts of interest involving the General Counsel must be disclosed to the Chief Executive Officer, and the Chief Executive Officer must notify the Governance and Corporate Responsibility Committee of any such disclosure.

In addition, all directors are required to notify the General Counsel of any proposed transaction greater than $120,000 in value between them (or their immediate family members) and VF. The General Counsel presents such proposed transactions for prior review by the Audit Committee.

Board of Directors

Ten of VF’s current directors are non-employee directors. Under the NYSE Corporate Governance Rules, no director qualifies as “independent” unless the Board of Directors affirmatively determines that the director has no material relationship with the company (either directly or as a partner, stockholder or officer of an organization that has a relationship with the company). To assist it in making determinations of independence, the Board has adopted categorical standards that are part of the Corporate Governance Principles available on VF’s website (www.vfc.com). In evaluating the independence of directors, the Board considered transactions and relationships between each director and members of his or her immediate family. When considering commercial transactions that are made from time to time in the ordinary course of business between VF and certain entities affiliated with non-management directors, transactions are not considered to be a material transaction that would impair the independence of the relevant non-management director

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CORPORATE GOVERNANCE AT VF
Board of Directors

if the director is an executive officer or employee of another company that does business with VF in an amount which, in any single fiscal year for the past three fiscal years, is less than the greater of $1 million or 2% of such other company’s consolidated gross revenues.

The Board determined that ten of VF’s eleven nominees for director are free of any material relationship with VF, other than their service as directors, and are “independent” directors both under the Listing Standards of the NYSE and the categorical standards adopted by the Board. The Board determined that Mses. Chugg, Lang, and Roberts and Messrs. Carucci, Cho, Dorer, Hoplamazian, McMullen, Otis, and Shattock are independent directors, and that Mr. Rendle is not an independent director. The Board, in making its determination as to Mr. Cho’s independence, considered that he is President, Personal Systems of HP Inc., which is a vendor (through resellers) to VF Corporation in the ordinary course of business. The Board, in making its determination as to Mr. Hoplamazian’s independence, considered that he is President, Chief Executive Officer and a director of Hyatt Hotels Corporation, which is a vendor to VF Corporation in the ordinary course of business. The Board, in making its determination as to Mr. McMullen’s independence, considered that he is Chairman and Chief Executive Officer of The Kroger Co. which transacts business with VF in the ordinary course of business. The Board, in making its determination as to Ms. Chugg’s and Mr. Otis’s independence, considered that Ms. Chugg and Mr. Otis serve as two of the three Trustees under the Barbey Family Trust accounts (collectively, the “Trusts”).

Because all decisions of the Trustees require a majority vote, and thus none of the three Trustees individually controls the decision-making of the Trustees, the Trustees are not considered to separately beneficially own the VF Common Stock held by the Trusts (the “Trust Shares”). As a result, and after considering all other relevant factors related to their roles as Trustees, the Board determined that Ms. Chugg’s and Mr. Otis’s status as Trustees of the Trusts does not give rise to a material relationship with VF other than in their service as directors.

During fiscal 2022, VF’s Board of Directors held eight meetings. Under VF’s Corporate Governance Principles, directors are expected to attend all meetings of the Board, all meetings of committees of which they are members and the annual meetings of shareholders. Every current member of the Board, since the time of his or her election to the Board, attended at least 75% of the total number of meetings of the Board and all committees on which he or she served during fiscal 2022, and every member of the Board who was a Board member in July 2021 attended the Annual Meeting of Shareholders in July 2021.

Board Committees and Their Responsibilities

The Board has Executive, Audit, Finance, Governance and Corporate Responsibility, and Talent and Compensation Committees. The Board has determined that each of the members of the Audit, Governance and Corporate Responsibility and Talent and Compensation Committees is independent. Each of these committees is governed by a written charter approved by the Board of Directors. Each is required to perform an annual self-evaluation, and each committee may engage outside independent advisors as the committee deems appropriate. A brief description of the responsibilities of the Audit, Finance, Governance and Corporate Responsibility and Talent and Compensation Committees follows.

Audit Committee: The Audit Committee monitors and makes recommendations to the Board concerning the financial reporting policies and procedures to be observed in the conduct of VF’s affairs. Its duties include:

•	selecting the independent registered public accounting firm for VF;

•	reviewing the scope of the audit to be conducted by the independent registered public accounting firm;

•	meeting with the independent registered public accounting firm concerning the results of their audit and VF’s selection and disclosure of critical accounting policies;

•	reviewing with management and the independent registered public accounting firm VF’s annual and quarterly statements prior to filing with the SEC;

•	overseeing the scope and adequacy of VF’s system of internal controls over external financial reporting;

•	reviewing the status of compliance with laws, regulations, and internal procedures, contingent liabilities and risks that may be material to VF;

•	preparing a report to shareholders annually for inclusion in the proxy statement;

•	serving as the principal liaison between the Board of Directors and VF’s independent registered public accounting firm;

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CORPORATE GOVERNANCE AT VF
Board Committees and Their Responsibilities

•	reviewing risk management matters and plans, including enterprise risk management;

•	reviewing health and safety matters; and

•	overseeing and reviewing cybersecurity and information security matters.

As of the date of this proxy statement, the members of the Committee are Messrs. Otis (Chair), Carucci, Cho, and McMullen and Ms. Roberts. The Committee held ten meetings during fiscal 2022. The Board of Directors has determined that all of the members of the Committee are independent as independence for audit committee members is defined in the Listing Standards of the NYSE and the SEC regulations and that all are financially literate. The Board of Directors has further determined that Messrs. Carucci, McMullen, and Otis and Ms. Roberts qualify as “audit committee financial experts” in accordance with the definition of “audit committee financial expert” set forth in the SEC regulations and have accounting and related financial management expertise within the meaning of the Listing Standards of the NYSE. Messrs. Carucci, McMullen, and Otis and Ms. Roberts acquired those attributes through acting as or actively overseeing a principal financial officer or principal accounting officer of a public company. Each of them has experience overseeing or assessing the performance of companies with respect to the evaluation of financial statements.

Finance Committee: The Finance Committee monitors and makes recommendations to the Board concerning the financial policies and procedures of VF. The responsibilities of the Committee include reviewing and recommending to the Board, as appropriate, actions concerning:

•	dividend policy;

•	changes in capital structure, including debt or equity issuances;

•	the financial aspects of proposed acquisitions or divestitures;

•	VF’s annual capital expenditure budgets and certain capital projects; and

•	the funding policy for VF’s benefit plans.

As of the date of this proxy statement, the members of the Committee are Messrs. Hoplamazian and Shattock and Mses. Lang and Roberts (Chair). Mr. Rendle serves as an ex officio member of the Committee. The Committee held five meetings during fiscal 2022.

Governance and Corporate Responsibility Committee: The responsibilities of the Governance and Corporate Responsibility Committee include:

•	recommending to the Board of Directors criteria for Board membership, screening potential candidates for director and recommending candidates to the Board of Directors;

•

recommending to the Board a succession plan for the Chief Executive Officer (or delegating such responsibility to the full Board), and, in the event the Board conducts a search for a new Chief Executive Officer that will include candidates who are not then VF employees or directors, including qualified female, gender, and/or racially/ethnically diverse individuals in the list of candidates from which the new Chief Executive Officer is to be chosen;

•

reviewing and evaluating strategies, programs, policies and practices relating to ESG issues, impacts and risks to support the sustainable and responsible growth of VF’s businesses, including oversight of VF’s Sustainability and Responsibility strategies and targets; and

•	reviewing developments in corporate governance and making recommendations to the Board on governance policies and principles for VF.

The Committee annually evaluates each director to determine his or her fitness and appropriateness for continued service on the Board. As of the date of this proxy statement, the members of the Committee are Messrs. Carucci (Chair), Cho, Dorer, McCollough, McMullen, and Otis and Ms. Chugg. The Committee held five meetings during fiscal 2022.

Talent and Compensation Committee: The Talent and Compensation Committee (the “Compensation Committee”) has the authority to discharge the Board’s responsibilities relating to compensation of VF’s executives and to review and make recommendations to the Board concerning compensation and benefits for key employees. The responsibilities of the Compensation Committee include:

•

reviewing and approving VF’s goals and objectives relative to the compensation of the Chief Executive Officer, evaluating him in light of these goals and objectives, and setting his compensation level based on this evaluation;

•	annually reviewing the performance evaluations of the other executive officers of VF;

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CORPORATE GOVERNANCE AT VF
Board Committees and Their Responsibilities

•	annually recommending to the Board the salary of each named executive officer of VF and reviewing management’s recommendations regarding the salaries of other senior officers;

•	making recommendations to the Board with respect to incentive compensation-based plans and equity-based plans;

•	periodically reviewing all VF’s compensation and benefit plans insofar as they relate to key employees to confirm that such plans remain equitable and competitive;

•	administering and interpreting VF’s management incentive compensation plans, in accordance with the terms of each plan;

•	preparing a report to shareholders annually for inclusion in the proxy statement;

•	reviewing and approving the implementation or revision of any claw-back policy allowing VF to recoup compensation paid to senior executive officers and other employees;

•	reviewing VF’s Compensation Discussion and Analysis in the proxy statement and discussing with management;

•	periodically reviewing the competitiveness and appropriateness of the compensation program for non-employee directors and recommending to the Board compensation to be paid to non-employee directors;

•	periodically reviewing VF’s employee diversity, equity and inclusion policies, programs and initiatives;

•	reviewing VF’s talent strategies and initiatives to ensure VF is seeking, developing and retaining human capital appropriate to VF’s needs; and

•	reviewing and recommending to the Board VF’s submissions to shareholders on executive compensation matters.

The Compensation Committee has the authority to retain or obtain the advice of any compensation consultant, legal counsel or other adviser. The Compensation Committee may only select a compensation consultant, legal counsel or other adviser after taking into consideration the factors that affect the independence of such advisers as identified by the SEC and the NYSE. The Compensation Committee retained Frederic W. Cook & Co., Inc. (“FW Cook”) until December 2021 and Meridian Compensation Partners, LLC (“Meridian”) beginning in December 2021 as its independent compensation consultants to assist the Compensation Committee in accomplishing its objectives. Neither FW Cook nor Meridian has any relationship with VF other than providing services to the Compensation Committee.

The Chief Executive Officer makes his performance evaluation comments and recommendations to the Compensation Committee regarding compensation for executives reporting directly to him, referring to peer group data as appropriate. The Compensation Committee has the authority to form and delegate authority to subcommittees as it deems appropriate. The role of the Compensation Committee, the compensation consultant and management in executive compensation is discussed in further detail in the Compensation Discussion and Analysis below. As of the date of this proxy statement, the members of the Compensation Committee are Messrs. Dorer, Hoplamazian, McCollough, and Shattock and Mses. Chugg (Chair) and Lang. The Compensation Committee held five meetings during fiscal 2022.

We remain committed to inclusion and diversity across our workforce. In 2022, following our report submission to the U.S. Equal Employment Opportunity Commission, we published our EEO-1 report on our website to provide additional transparency to our U.S. workforce demographics, and we plan to continue to do so on an annual basis.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

None of the members of the Compensation Committee (i) has ever been an officer or employee of VF, (ii) had any relationship requiring disclosure by VF under the rules and regulations established by the SEC, or (iii) is an executive officer of another entity at which one of VF’s executive officers serves on the board of directors. None of VF’s executive officers has served during fiscal 2022 as a director or a member of the compensation committee of another entity, one of whose executive officers serves as a member of the VF Board of Directors or Compensation Committee.

BOARD LEADERSHIP STRUCTURE

Steven E. Rendle serves as both Chief Executive Officer and Chairman of the Board of VF. The members of the Board possess considerable experience and unique knowledge of the challenges and opportunities VF faces, and the Board believes that the most effective leadership structure for VF is for Mr. Rendle to serve as both Chairman of the Board and Chief Executive Officer. Further, the Board believes VF has a strong governance structure in place with sufficient processes to provide for independent discussion among directors and for independent evaluation of, and communication

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CORPORATE GOVERNANCE AT VF
Board Committees and Their Responsibilities

with, many members of senior management. These processes include the lead independent director structure adopted by the Board in 2016. The Board has concluded that VF and its shareholders are best served by not having a formal policy on whether the same individual should serve as both Chief Executive Officer and Chairman of the Board. The Board retains the flexibility to determine the appropriate leadership structure based on the circumstances at the time of the determination.

Since July 2021, Benno Dorer has served as lead director, and his duties include presiding at meetings of the Board at which the Chairman is not present, serving as a liaison between the Chairman and the independent directors, approving meeting agendas and schedules, having authority to call meetings of the independent directors and being available for consultation and direct communication with major shareholders.

RISK OVERSIGHT

BOARD OVERSIGHT OF RISK

The Board of Directors considers its role in risk oversight when evaluating VF’s Corporate Governance Principles and its leadership structure. Both the Corporate Governance Principles and the Board’s leadership structure facilitate the Board’s oversight of risk and communication with management. Our Chairman is focused on VF’s risk management efforts and ensures that risk matters are appropriately brought to the Board and/or its committees for their review. The Board executes oversight responsibility for risk both as a whole and through delegation to its committees, for example:

•

the Audit Committee, consistent with the requirements of the NYSE and the Audit Committee charter, discusses guidelines and policies to govern the process by which risk assessment and management is undertaken at VF and oversees the steps management takes to monitor and control VF’s material financial risk exposure. The Audit Committee reviews the status of compliance with laws, regulations and internal procedures, contingent liabilities and risks that may be material to VF, and the scope and status of systems designed to assure VF’s compliance with laws, regulations and internal procedures through receiving reports from management, legal counsel and third parties, as well as major legislative and regulatory developments which could materially impact VF’s contingent liabilities and risks;

•	the Compensation Committee evaluates the risks and rewards associated with VF’s compensation philosophy and programs; and

•	the Finance Committee oversees certain financial matters and risks relating to capital structure, acquisitions and divestitures and capital projects.

CYBERSECURITY AND INFORMATION SECURITY RISK OVERSIGHT

We place a high priority on securing confidential business information and the personal information we receive and store about our customers and employees. We have systems in place to securely receive and store that information and to detect, contain, and respond to data security incidents. We also have a cybersecurity and information security training and compliance program in place to support our teams who work in areas of cybersecurity and information security risk. As part of this program, VF associates who have access to confidential information receive training at least annually on cybersecurity and information security. VF also maintains a cybersecurity and information security risk insurance policy. VF has not experienced a material cybersecurity or information security breach in the last three years. Oversight responsibility in this area is shared by the Board, its Audit Committee, and management. Management receives a cybersecurity and information security maturity assessment from a third party assessor biannually to gain an independent view of our cybersecurity and information security program. The Board oversees VF’s cybersecurity and information security program and receives an annual update from VF senior leadership on cybersecurity and information security matters. To respond to the threat of security breaches and cyberattacks, VF maintains a program, overseen by VF’s Chief Information Security Officer, that is designed to protect and preserve the confidentiality, integrity and continued availability of all information owned by, or in the care of, VF. This program also includes a cyber incident response plan that provides controls and procedures for timely and accurate reporting of any material cybersecurity incident. The Audit Committee, which is tasked with oversight of certain risk issues, including cybersecurity and information security risk, receives an annual report from VF senior leadership, including the Chief Information Security Officer. The Audit Committee regularly briefs the Board on these matters, and the Board also receives periodic briefings on cyber threats to enhance our directors’ literacy on cybersecurity and information security issues.

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CORPORATE GOVERNANCE AT VF
Board Committees and Their Responsibilities

COVID-19 PANDEMIC RESPONSE

The Board, together with management, has continued to oversee our efforts to mitigate financial, human capital management and other risk exposures associated with the ongoing COVID-19 pandemic. The Audit Committee, which is tasked with oversight of health and safety matters, continues to assess measures to mitigate risks associated with the COVID-19 pandemic. The pandemic is ongoing and dynamic in nature, and has driven global uncertainty and disruption, but we remain first and foremost focused on a people-first approach that prioritizes the health and well-being of our employees, customers, trade partners and consumers around the world.

Directors’ Compensation

The primary components of compensation for our non-employee directors are cash retainers, Lead Director and Committee Chair fees and equity-based grants of nonqualified stock options to purchase shares of VF Common Stock and restricted awards (restricted stock or restricted stock units (“RSUs”)) under VF’s 1996 Stock Compensation Plan. The Board sets directors’ compensation annually based on analysis of information provided by the independent compensation consultant to the Compensation Committee regarding director compensation at publicly traded companies of a size comparable to VF. The following describes our fiscal 2022 non-employee director compensation:

COMPENSATION ELEMENT	DIRECTOR COMPENSATION PROGRAM

Annual Retainer	$100,000

Annual Equity Retainer	Approximately $170,000 [1] (split approximately equally between options and RSUs)

Committee Fees	None

Lead Director Fee	$30,000

Committee Chair Fee	$20,000

Meeting Fee for Board meeting in excess of ten meetings during the year	$2,000 per meeting

Special Assignments in connection with Board or Committee Activity	$1,000 per day per assignment

Stock Ownership Guidelines	Stock ownership with a fair market value equal to five times the annual retainer [2]

[1]

The actual dollar value for options and RSUs awarded to directors varies slightly due to sizing of equity awards, and for fiscal 2022 it was $170,197. Terms of the awards are described in the footnotes to the fiscal 2022 Independent Director Compensation table below.

[2]

Among other factors, the Committee may consider fluctuation in the price of VF Common Stock in determining whether a director satisfies the guidelines. All of the directors have met the guideline targets for director stock ownership except for Mr. Cho, who is in a five-year period to achieve the guideline ownership level.

Mr. Rendle, the only director who is an employee of VF, does not receive any compensation in addition to his regular compensation for service on the Board and attendance at meetings of the Board or any of its committees. VF does not provide pension, medical or life insurance benefits to its non-employee directors.

Each non-employee director may elect to defer all or part of his or her retainer and fees into equivalent units of VF Common Stock under the VF Deferred Savings Plan for Non-Employee Directors. All VF Common Stock equivalent units receive dividend equivalents. Deferred sums, including VF Common Stock equivalent units, are payable in cash to the participant upon termination of service or such later date specified in advance by the participant. Seven directors elected to defer all of their cash compensation in calendar year 2021, one director elected to defer 50% of her cash compensation in calendar year 2021, and five directors elected to defer all of their cash compensation in calendar year 2022.

VF reimburses non-employee directors for travel and lodging expenses incurred in the performance of their duties. Directors traveling on VF business are covered by VF’s business travel accident insurance policy which generally covers all VF employees and directors. Directors are encouraged to attend formal training programs in areas relevant to the discharge of their duties as directors. VF reimburses expenses incurred by directors attending such programs. Directors are also eligible for discounts on VF products equal to discounts available to all employees of VF.

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CORPORATE GOVERNANCE AT VF
Directors’ Compensation

FISCAL 2022 INDEPENDENT DIRECTOR COMPENSATION

DIRECTOR	FEES EARNED OR PAID IN CASH (1) ($)	RSU AWARDS (2) ($)	OPTION AWARDS (3) ($)	ALL OTHER COMPENSATION ($)	TOTAL ($)

Richard T. Carucci	$120,000	$ 85,014	$ 85,183	$ -0-	$290,197

Juliana L. Chugg	110,000	85,014	85,183	-0-	280,197

Benno Dorer	115,000	85,014	85,183	-0-	285,197

Mark S. Hoplamazian	100,000	85,014	85,183	-0-	270,197

Laura W. Lang	100,000	85,014	85,183	-0-	270,197

W. Alan McCollough	115,000	85,014	85,183	-0-	285,197

W. Rodney McMullen	100,000	85,014	85,183	-0-	270,197

Clarence Otis, Jr.	120,000	85,014	85,183	-0-	290,197

Carol L. Roberts	120,000	85,014	85,183	-0-	290,197

Matthew J. Shattock	110,000	85,014	85,183	-0-	280,197

Veronica B. Wu(4)	50,000	85,014	85,183	-0-	220,197

[1]

Messrs. Carucci, Hoplamazian, McMullen, Otis (only in calendar year 2021), and Shattock and Mses. Chugg and Roberts (only in calendar year 2021) elected to defer all of their cash compensation, and Ms. Wu elected to defer 50% of her cash compensation in calendar year 2021.

[2]

Each director serving in fiscal 2022 was awarded 1,093 RSUs on May 25, 2021. The value in this column is the grant date fair value ($77.78 per RSU) computed in accordance with FASB ASC Topic 718. The assumptions used and the resulting weighted average value of RSUs granted during fiscal 2022 are summarized in Note 18 to VF’s consolidated financial statements included in its Annual Report on Form 10-K for the year ended April 2, 2022. These RSUs, which are vested and non-forfeitable at grant, remained outstanding on April 2, 2022, and at that date each non-employee director granted RSUs in fiscal 2022 held a total of 1,093 RSUs. RSUs earn dividend equivalents and are settled in shares of VF Common Stock one year after the date of grant.

[3]

Each director serving in fiscal 2022 was awarded options to purchase 4,217 shares of VF Common Stock on May 25, 2021. The exercise price of the options is $77.78 per share. The value in this column is the grant date fair value ($20.20 per option) computed in accordance with FASB ASC Topic 718. The valuation assumptions used and the resulting weighted average value of stock options granted during fiscal 2022 are summarized in Note 18 to VF’s consolidated financial statements included in its Annual Report on Form 10-K for the year ended April 2, 2022. Options granted to non-employee directors have an exercise price equal to the fair market value of a share of VF Common Stock at the date of grant, are non-forfeitable, have a stated term of ten years and become exercisable one year after the date of grant. Upon a director’s separation from the Board, options are exercisable for 36 months but not after the expiration of the option term. Options to purchase shares of VF Common Stock were outstanding at the end of fiscal 2022 for each non-employee director as follows: Richard T. Carucci, 54,202; Juliana L. Chugg, 54,202; Benno Dorer, 28,992; Mark S. Hoplamazian, 40,753; Laura W. Lang, 54,202; W. Alan McCollough, 46,566; W. Rodney McMullen, 35,272; Clarence Otis, Jr., 40,753; Carol L. Roberts, 28,992; Matthew J. Shattock, 54,202; and Veronica B. Wu, 9,059.

[4]	Ms. Wu resigned from the Board effective September 6, 2021.

DIRECTOR COMPENSATION CHANGES FOR FISCAL 2023

In January 2022, the Compensation Committee reviewed a competitive assessment of its non-employee director compensation program with the assistance of Meridian, the Compensation Committee’s independent compensation consultant. Based on that assessment, along with consideration of the specific duties and committee responsibilities of particular directors, the Board, upon the recommendation of the Compensation Committee, approved the following changes to non-employee director compensation for fiscal 2023: (i) annual equity retainer of $180,000; (ii) annual cash retainer of $40,000 for the Lead Director; (iii) annual cash retainer of $25,000 for each of the Chairs of the Governance and Corporate Responsibility and Finance Committees of the Board; and (iv) annual cash retainer of $35,000 for each of the Chairs of the Talent and Compensation and Audit Committees of the Board. The following elements of director compensation will remain unchanged for fiscal 2023: (i) annual cash retainer of $100,000; (ii) cash fee of $2,000 for each Board meeting in excess of ten meetings per fiscal year; and (iii) a special assignment fee of $1,000 per day plus reasonable expenses for activity designated by the Chairman of the Board.

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EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

EXECUTIVE SUMMARY

Our Named Executive Officers (NEOs) for Fiscal 2022

NAME	TITLE

Steven E. Rendle	Chairman of the Board, President and Chief Executive Officer

Matthew H. Puckett(1)	Executive Vice President and Chief Financial Officer

Kevin D. Bailey(2)	Global Brand President, Vans and APAC

Martino Scabbia Guerrini(3)	Executive Vice President and Group President, EMEA and Emerging Brands

Stephen M. Murray(4)	Global Brand President, The North Face

Scott A. Roe(5)	Former Executive Vice President and Chief Financial Officer

(1)	Mr. Puckett was appointed Executive Vice President and Chief Financial Officer effective May 27, 2021. Prior to such date, he served as Vice President, Global Financial Planning & Analysis.

(2)	Mr. Bailey was appointed Global Brand President, Vans and APAC effective March 17, 2022. Prior to such date, he served as Executive Vice President and Group President, APAC and Emerging Brands.

(3)

Mr. Scabbia Guerrini was appointed Executive Vice President and Group President, EMEA and Emerging Brands effective March 17, 2022. Prior to such date, he served as Executive Vice President and Group President, EMEA.

(4)	In January 2022, Mr. Murray announced his decision to retire effective June 30, 2022.

(5)	Mr. Roe retired as our Executive Vice President and Chief Financial Officer effective May 27, 2021.

VF Fiscal 2022 Financial and Operational Highlights

In fiscal 2022, despite the continued headwinds from COVID-19 impacting Asia Pacific and the emergence of new challenges, including supply chain disruptions, geopolitical tensions and acceleration in inflation, our business delivered solid results and broad-based growth across our family of brands, including record sales for five of our brands, representing over 70% of our revenue. The following are highlights for continuing operations for full year fiscal 2022:

•	Revenue increased 28% to $11.8 billion.

•	Direct-to-Consumer revenue was up 31%; e-commerce revenue increased 14%.

•	International revenue increased 23%; Greater China revenue increased 1%.

•	Gross margin increased 180 basis points to 54.5%.

•	Diluted earnings per share increased 242% to $3.10.

•	Operating cash flow was $858 million.

Brand revenue for each of our four largest brands increased significantly in fiscal 2022: Vans® increased 20%, The North Face® increased 33%, Timberland® increased 20% and Dickies® increased 19%. Our enterprise strategy enabled us to generate another year of strong earnings and margin growth, executing against our long-range plan’s target, and we returned over $1.1 billion to shareholders through dividends and share repurchases.

Impact of Fiscal 2022 Performance on Incentive Payouts

Based on performance against the defined metrics, the performance payout for VF’s Annual Incentive Plan (“AIP”) was at 118.5% of target for fiscal 2022. The performance payout under VF’s Mid-Term Incentive Plan (“MTIP”) for the fiscal 2020-2022 performance period was at 33% of target. Details of performance achieved against fiscal 2022 AIP goals can be found on page 31 and on page 33 for FY2020-2022 MTIP goals.

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EXECUTIVE COMPENSATION
Compensation Discussion and Analysis

CEO Target and Realizable Compensation

In the above graphic, “Target Total Compensation” includes base salary, target annual incentive, and target long-term incentive award values (PRSUs and stock options), and “Realizable Compensation” includes actual base salary received, actual annual incentive, actual PRSU payout for fiscal 2020 and target PRSU payouts for fiscal 2021 and fiscal 2022, and the intrinsic value of stock options. All equity is valued using the closing market price of VF’s Common Stock of $56.54, at April 1, 2022, the last trading day of VF’s fiscal 2022.

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Compensation Discussion and Analysis

VF’s Compensation Principles

Our executive compensation program is designed to align our executives’ interests with those of shareholders, based on the following core principles:

Pay for Performance

•   A significant portion of each executive’s total direct compensation is at-risk, subject to fluctuation based on VF’s financial performance and individual performance

•   The at-risk components of total compensation targets are annual cash incentives and long-term equity compensation

Alignment with Business Strategy	• Incentives are designed to motivate VF’s executives by providing payments for achieving and exceeding goals aligned with VF’s annual and long-term business plan and strategic priorities

Shareholder Value Creation	• Pay is directly linked to the achievement of short-term and long-term performance goals designed to foster the creation of sustainable long-term shareholder value

Market Competitive Pay

•   We provide market-competitive programs that enable VF to attract and retain highly talented individuals

•   Competitive external Peer Group Data (described on page 37) is used to establish target total direct compensation for each NEO

Delivery of Individual Strategic Objectives

•   Individual goals and metrics focus on progress against key enterprise, brand and/or regional transformational programs, portfolio/function optimization, Inclusion and Diversity, and Sustainability goals applicable to each executive’s area of accountability

•   All individual performance goals are approved by the Talent and Compensation Committee (the “Committee”) and structured around key drivers of VF’s strategic growth plans and value creation model

Fiscal 2022 Key Compensation Program Designs

Taking into consideration the continued impact of the COVID-19 global pandemic on our business, for fiscal 2022 the Committee made design changes to VF’s Annual Incentive Plan outlined below to appropriately balance driving business growth and earnings as the global economy opened back up. The Long-Term Incentive Plan remained consistent, but is also highlighted below.

FISCAL 2022 KEY COMPENSATION PROGRAM DESIGNS

Annual Incentive Plan

Aligned weighting on metrics that measure top line growth, bottom line profitability, and individual performance

•   Continued to measure Total Revenue on a relative basis against a 16-company Apparel/Footwear Peer Set, specifically measuring Revenue Growth

•   Replaced the Total Digital Revenue goal with a Net Income goal

•   Decreased weighting of Free Cash Flow metric recognizing the overall success achieved in driving VF’s Enterprise Protection Strategies during fiscal 2021 and the importance of shifting emphasis for fiscal 2022 from Free Cash Flow to healthy earnings through measurement of Net Income

•   Reinstated maximum payout opportunity of 200%

Long-Term Incentive Plan

No changes were made to the Performance-Based Restricted Stock Units (“PRSUs”)

•   Continued two equally-weighted core relative metrics to be measured over three fiscal years; Relative Revenue CAGR against relative revenue CAGR of the Performance Peer Set and Total Shareholder Return (“TSR”) against the TSR of the S&P 500 Consumer Discretionary Index companies

•   Continued to use a profitability metric as a modifier to core performance results

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EXECUTIVE COMPENSATION
Compensation Discussion and Analysis

Fiscal 2023 Compensation Program Design

Taking into consideration VF’s growth and transformation strategies, our value creation model, and strong governance practices, and in consultation with our new compensation consultant Meridian, we reviewed our compensation programs during fiscal 2022. Following such review, the Committee made design changes to VF’s compensation programs to both simplify and drive a re-focus on absolute performance while still maintaining a direct link to relative performance through TSR, and align executives with our short and mid-term strategic priorities, which support long-term shareholder value creation. Key among the changes taking effect in fiscal 2023 include a focus on two metrics for our AIP: Total Revenue (50% weighting) and Total Operating Profit (50% weighting). Measurement of net revenues of any acquired businesses has been eliminated as a metric. Our PRSUs will continue to be measured on two pre-set three-year growth targets measured over a three-year period, however these metrics will be based on VF’s three-year Revenue CAGR (50% weighting) and VF’s three-year Gross Margin Percentage Expansion (50% weighting). PRSUs will be modified by VF’s TSR for the three-year performance period against the TSR of the S&P 500 Consumer Discretionary Index companies.

Our Governance Practices

Our executive compensation practices support good governance and mitigate excessive risk-taking. Below we highlight key compensation practices that we have implemented in our compensation program to promote the interests of shareholders and ensure responsible compensation and governance practices:

WHAT WE DO

Annual “say-on-pay” advisory vote for shareholders	Pay-for-performance emphasis with a balance of short- and long-term incentives, using an array of key performance metrics

Alignment of executive compensation with shareholder returns through equity ownership and equity-based awards	Significant stock ownership guidelines for executives

Long-term incentive compensation tied to VF’s TSR relative to TSR of S&P 500 Consumer Discretionary Index companies	Claw-back provisions for cash and equity performance-based compensation

“Double trigger” required for severance under change-in-control agreements and for accelerated vesting of equity awards	Compensation consultant to the Committee is independent and free of conflicts

WHAT WE DO NOT DO

No excise tax gross-up payments	No back dating or re-pricing of stock options and stock appreciation rights
No hedging or pledging of VF Common Stock	No employment agreements for U.S.-based executive officers
None of the continuing NEOs have contractual rights to receive separation payments if they terminate their employment or are terminated with or without cause prior to a change in control of VF

At our 2021 Annual Meeting, shareholders showed strong support for our executive compensation program, with approximately 94% of the votes cast in favor of our advisory “say-on-pay” resolution.

END OF EXECUTIVE SUMMARY

Compensation Programs

The fundamental philosophy of our executive compensation programs is to pay for performance, through the alignment of our executives’ pay to the achievement of overall short- and long-term business strategies of VF.

Our programs are designed to balance fixed and performance-based compensation components, and incentivize responsible achievement of multiple operating goals over one- and three-year periods. For the purpose of valuing total

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EXECUTIVE COMPENSATION
Compensation Discussion and Analysis

direct compensation, the performance-based elements are valued at their grant date at target levels. Such awards also provide for above- and below-target payout levels and thereby directly motivate executives to achieve VF’s business goals, reward them for achieving and exceeding these goals and reduce compensation below target levels if goals are not achieved. No awards will be earned if a minimum threshold level of performance is not achieved.

Components of our Programs for Fiscal 2022

TYPE	COMPONENT	TERMS	OBJECTIVE	PERFORMANCE/ VESTING PERIOD
Fixed Compensation	Annual Base Salary – Cash	• Fixed pay reflective of an executive’s role, responsibilities and individual performance • Reviewed annually	• Competitively compensate executives for their level of responsibility, skills, experience and sustained individual contribution	N/A
Performance- Based Compensation	Annual Incentive Awards – Cash	• Variable, performance-based cash compensation earned based on achieving pre-established annual goals • Annual payouts range from 0% to 200% of the targeted incentive opportunity	• Link compensation to annual operating and strategic performance objectives	One Year
Long-term Equity Incentive Awards – PRSUs – Weighted 50% of Total Long-Term Equity Incentives

•   Variable, performance-based equity compensation earned based on achieving pre-established financial goals and relative TSR over a three-year performance period

•   Payouts range from 0% to 225% of the targeted incentive opportunity, with inclusion of the modifier

•   Generally vest at the end of the three-year performance period

•   Dividend equivalent units accumulate during the vesting period and are paid on earned shares

•   Paid in shares of VF Common Stock upon vesting

			• Link rewards to long-term operating performance and relative TSR • Link rewards to shareholder value creation through stock price growth • Aid in retention	Three Years
	Long-term Equity Incentive Awards – Stock Options – Weighted 50% of Total Long-Term Equity Incentives	• Generally vest one third each year for three years, with each vesting occurring on the anniversary of the grant date • Expire after ten years • Granted at fair market value	• Link rewards to shareholder value creation through stock price growth • Aid in retention	Up to Ten Years

In establishing the components of executive compensation, the Committee, in consultation with its independent consultant, assesses whether the program’s terms promote unnecessary risk-taking. In performing this assessment, the Committee reviews such compensation design elements as pay mix, performance metrics, performance goals and payout curves, payment timing and adjustments, equity incentives, stock ownership requirements, clawback potential and VF’s trading policies. After performing this analysis, the Committee has concluded that the program does not promote excessive or unnecessary risk-taking.

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EXECUTIVE COMPENSATION
Compensation Discussion and Analysis

For fiscal 2022, the portions of target total direct compensation for each of the compensation elements for the NEOs were as follows:

Fiscal 2022 Compensation Decisions

The following information relates to VF’s fiscal 2022 compensation program as applicable to the NEOs.

Base Salary

Base salary is designed to compensate executives for their level of responsibility, skills, experience and sustained individual contribution. Base salary is intended to be competitive as compared to salary levels for equivalent executive positions at companies in the compensation peer group (as described on page 37, the “Peer Group”). The Committee believes that a competitive base salary provides the foundation for the total compensation package required to attract, retain and motivate executives in alignment with VF’s business strategies.

Individual salaries for the NEOs are reviewed by the Committee annually, as well as at the time of a promotion or other changes in responsibilities. Each NEO is evaluated annually based on several components: key job responsibilities, key accomplishments and performance against annual goals and objectives. The resulting performance evaluations are presented to the Committee to be used in assessing each component of total compensation for each NEO.

Annual base salary increases for each NEO are based on (i) an assessment of the individual’s performance, (ii) the competitive market salary data for the individual’s position, and (iii) VF’s overall merit increase budget for salaries. In addition, the Committee considers substantial increases in an executive’s responsibilities in setting base salary increases. Generally, base salaries of the NEOs are approved by the Committee members and all other independent members of the Board of Directors.

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Compensation Discussion and Analysis

Fiscal 2022 Base Salary Decisions

For fiscal 2022, the base salaries for our NEOs were reviewed and minor changes were made, except with respect to our current Chief Financial Officer who was appointed on May 27, 2021. Annual base salary rates for the NEOs for fiscal 2021 and fiscal 2022 are set forth below (except for Mr. Roe, who retired as our Chief Financial Officer shortly after the beginning of fiscal 2022):

EXECUTIVE	FY2021 BASE SALARY	FY2022 BASE SALARY		% CHANGE vs FY2021 BASE SALARY RATE

Mr. Rendle	$1,300,000	$1,400,000	(1)	7.7%

Mr. Puckett	$ 450,000	$ 600,000	(2)	33.3%

Mr. Bailey	$ 630,000	$ 630,000		0.0%

Mr. Scabbia Guerrini(3)	CHF 679,456	CHF 679,456		0.0%

Mr. Murray	$ 625,000	$ 650,000		4.0%

(1)

This represents the first increase to Mr. Rendle’s base salary since April 1, 2019. Mr. Rendle did not receive an increase to base salary for fiscal 2021, and in response to the challenges presented by the COVID-19 pandemic, and as part of our proactive Enterprise Protection Strategy, Mr. Rendle’s fiscal 2021 base salary was reduced by 50 percent for a four-month period from April 9, 2020 to August 10, 2020. Additionally, Mr. Rendle did not receive a base salary increase for fiscal 2023.

(2)

The increase to Mr. Puckett’s base salary was effective May 27, 2021 in connection with his promotion to Executive Vice President and Chief Financial Officer. Prior to such increase, his fiscal 2022 base salary was $463,500.

(3)	Mr. Scabbia Guerrini’s salary is denominated and paid in Swiss Francs.

Annual Incentive Awards

VF maintains the AIP as a cash incentive plan for the NEOs. The AIP focuses executive attention on annual VF performance as measured by pre-established goals. The incentives are designed to motivate VF’s executives by providing payments for achieving and exceeding goals related to VF’s annual business plan and strategic priorities. The AIP framework also applies to all eligible participants, including employees who are not NEOs, and payouts as a percentage of target for all eligible participants are aligned with such payouts for the NEOs.

The Committee used the competitive external Compensation Peer Group Data described below to assist it in establishing targeted awards for each NEO under the AIP. The Committee establishes each NEO’s targeted annual incentive opportunity under the AIP after consideration of compensation data and the recommendations of the Chairman and Chief Executive Officer and the Committee’s independent consultant. The Committee also makes a general assessment as to the relative amounts of annual incentives for the NEOs to make sure they are, in the Committee’s judgment, fair and reasonable.

The annual cash incentive targets from fiscal 2021 to fiscal 2022 for the NEOs, as well as the fiscal 2022 payout range, are set forth below, (except for Mr. Roe, who retired as our Chief Financial Officer shortly after the beginning of fiscal 2022):

EXECUTIVE	FY2021 ANNUAL CASH INCENTIVE TARGET AMOUNT	FY2022 ANNUAL CASH INCENTIVE TARGET AMOUNT(1)	FY2022 ANNUAL CASH INCENTIVE TARGET AS % OF ANNUAL BASE SALARY(2)	FY2022 PAYOUT % OPPORTUNITY

Mr. Rendle	$2,400,000	$2,800,000	200%	0 – 200%

Mr. Puckett(3)	$ 210,000	$ 540,164	100%	0 – 200%

Mr. Bailey	$ 600,000	$ 630,000	100%	0 – 200%

Mr. Scabbia Guerrini(4)	CHF 549,650	CHF 679,456	100%	0 – 200%

Mr. Murray	$ 500,000	$ 650,000	100%	0 – 200%

(1)	The target award amounts are also set forth in the 2022 Grants of Plan-Based Awards table below.

(2)

For fiscal 2022 the Committee took steps to convert incentive targets previously expressed as lump sum amounts to a percentage of base salary. In addition, the Committee aligned those percentages of base salary utilizing the Compensation Peer Group Data.

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EXECUTIVE COMPENSATION
Compensation Discussion and Analysis

(3)

Mr. Puckett’s Annual Cash Incentive Target rate of 100% of base salary was effective May 27, 2021 in connection with his promotion to Executive Vice President and Chief Financial Officer. Mr. Puckett’s fiscal 2022 Annual Cash Incentive Target Amount is therefore prorated to reflect his date of promotion.

(4)	Mr. Scabbia Guerrini’s annual cash incentive is denominated and paid in Swiss Francs.

Fiscal 2022 Performance Goals and Metrics

Under the AIP, performance goals are set each year by the Committee. For fiscal 2021 the pandemic caused worldwide uncertainty and disrupted the global economy as well as VF’s business strategy and value creation model. Taking into consideration the continued impact of the COVID-19 pandemic on our business, for fiscal 2022 the Committee made changes to VF’s compensation programs outlined below. The Committee retained the use of a Total Relative Revenue goal; however, in recognition of a return to business growth the Total Relative Revenue goal measures VF’s rate of revenue growth against the same Performance Peer Set used to measure VF’s market share of Total Revenue in fiscal 2021. With the return of increased retail foot traffic the Committee eliminated the Total Digital Revenue goal and replaced it with a Net Income goal to recognize and drive a return to healthy earnings growth.

The following companies comprise the Performance Peer Set:

THE PERFORMANCE PEER SET

Adidas AG* Asics Canada Goose Holdings Inc. The Columbia Sportswear Company	Deckers Outdoor Corporation Gap, Inc.* Levi Strauss and Company* lululemon athletica, inc.*	Moncler S.p.A. Nike, Inc.* Puma SE PVH Corporation*	Ralph Lauren Corporation* Skechers USA, Inc. Under Armour, Inc.* Wolverine World Wide, Inc.

*	Also represents a Compensation Peer Group company for compensation data (see page 37 for additional information about the Compensation Peer Group).

For purposes of measuring relative business performance, the Committee chose the 16 apparel and/or footwear companies with which VF competes most for a share of consumer spending. Not all of the companies in the Performance Peer Set meet the size criteria (revenue and market capitalization) used in selecting the Compensation Peer Group as described on page 37, and are therefore excluded from the Compensation Peer Group on that basis.

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Compensation Discussion and Analysis

Fiscal 2022 Performance Goals

In summary, the Committee chose the following goals as the most impactful drivers of VF’s strategic growth plans and its return to business and earnings growth for fiscal 2022:

FISCAL 2022 GOAL	EXPLANATION	RATIONALE

Total Revenue Growth(1)	Measures VF’s total revenue growth as compared to total revenue growth of the Performance Peer Set.	Key measure of growth compared to the growth of the apparel/footwear peers which the company is competing against for consumers’ spend, and reflects growth in market share.
Net Income(2)	Measures profit after accounting for all expenses and costs.	Indicates the health of the overall company, and essential to deliver strong and healthy earnings.
Free Cash Flow(3)	Measures cash from operations after accounting for operating expenses and capital expenditures.	Indicates the financial strength and resiliency of the company and allows it to return earnings to shareholders through dividends and pursue opportunities that enhance shareholder value.
Net Revenues of acquired businesses(4)

In years in which VF acquires a business or businesses, the metric “Net revenues of acquired businesses” is applied as a modifier to the sum of the results achieved on each objective (excluding “Net revenues of acquired businesses”).

Indicates the success of the inorganic growth strategy of the company as part of its broader portfolio strategy.

Total Revenue(1)	Measures total revenue performance against absolute targets.	Key measure of top line growth at the Region or Brand level indicating contribution to overall profitability.
Direct to Consumer (DTC) Revenue(1)(2)	Measures total DTC revenue performance against absolute targets.	Indicates the Region’s or Brand’s progress against DTC growth and transformation objectives.
Segment Profit(5)	Profitability measure that measures Operating Income plus other income (expense) as a percentage of total revenue.

A profitability measure at the Region or Brand level that indicates the Region’s or Brand’s ability to maintain appropriate levels of profit as a proportion of total revenue while managing controllable expenses.

Strategic Goals

Individual goals and metrics focused on progress against key enterprise, region and/or brand transformational programs, portfolio/function optimization, Inclusion and Diversity, and Sustainability goals applicable to each executive’s area of accountability.

Performance goals approved by the Committee structured around key drivers of VF’s strategic growth plans and value creation model.

(1)

Total Revenue and DTC Revenue are based on VF’s continuing operations. Additionally, Total Revenue excludes the results related to the acquired Supreme® business through the one year anniversary of the acquisition.

(2)

Net Income is based on VF’s continuing operations and reflects the impact of non-GAAP adjustments, which during fiscal 2022 include i) transaction and deal related activities associated with the acquisition of the Supreme® brand, primarily related to the decrease in the estimated fair value of the contingent consideration liability; ii) costs related to specified strategic business decisions related to VF’s business model transformation, a transformation initiative for the Asia-Pacific regional operations and specific charges

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EXECUTIVE COMPENSATION
Compensation Discussion and Analysis

related to certain assets impacted by the conflict in Ukraine and iii) net tax expense associated with certain tax activities. Net income includes the results of the acquired Supreme® business. Net income is also measured on a constant currency basis, which is a non-GAAP financial measure that excludes the impact of translating foreign currencies into U.S. dollars. To calculate measures on a constant currency basis, the amounts in the current year for entities reporting in currencies other than the U.S. dollar are translated into U.S. dollars at the average exchange rates in effect during the comparable period of the prior year, which represent the foreign exchange rates used in VF’s fiscal 2022 financial plan at the time the Committee set the targets.

(3)

Free Cash Flow is a non-GAAP financial measure that is calculated based on VF’s cash flow provided by operating activities from continuing operations on a GAAP basis less capital expenditures and software purchases. Free Cash Flow also excluded the results related to the acquired Supreme® business through the one year anniversary of the acquisition and reflects the cash impact related to the adjustments discussed above.

(4)	For fiscal 2022, the Net Revenues of Acquired Businesses reflect the net revenues from the acquired Supreme® business through the one-year anniversary of the acquisition.

(5)

Segment Profit is a non-GAAP financial measure that is calculated based on VF’s income from continuing operations on a GAAP basis plus (or minus) other income (expense) as a percentage of Total Revenue. These measures are calculated on a constant currency basis, and also reflect the impact of non-GAAP adjustments, excluding those that solely relate to income tax expense, which are further explained above in footnote 2.

The Committee established target performance goals as described below to determine the actual payouts to the executives. While it is the policy of the Committee to provide opportunities for annual incentive compensation for achievement of pre-established performance goals based primarily on financial measures, the Committee also retains discretion to pay bonuses apart from the AIP reflecting its subjective assessment of the value of accomplishments of VF’s executive officers which, in the Committee’s view, cannot always be anticipated in advance or reflected in such pre-established goals.

As shown in the table below, the Committee established the performance goals for three different business performance categories for fiscal 2022. It then weighted the three categories for each executive, as applicable. As it does each year, the Committee chose weightings that are intended to strike an appropriate balance between aligning each executive’s individual objectives with VF’s overall corporate objectives while holding the executive accountable for performance in the executive’s particular area of responsibility. Performance goals for Messrs. Bailey and Scabbia Guerrini reflect their respective titles and responsibilities in fiscal 2022 prior to the change in their roles effective March 17, 2022. The Committee did not set performance goals for Mr. Roe given his retirement shortly after the beginning of fiscal 2022.

The choice of which objectives are used and the relative weightings given to each objective varies (i) among NEOs depending upon the business for which each NEO is responsible and (ii) from time to time based on VF’s strategic business goals. In May 2021, the Committee set target performance goals for fiscal 2022 for the continuing NEOs after considering criteria and weighting recommended by management as well as advice from the Committee’s independent consultant.

The objectives for the VF Performance Targets and the Regional or Brand Performance Targets have different ranges of achievement. Each component of the objectives then:

(1)

excludes the effects of adjustments related to impairment charges, pension curtailment or settlement charges, restructuring charges, other extraordinary items or non-recurring items, and required changes in accounting policies,

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Compensation Discussion and Analysis

(2)	is calculated based on continuing operations, and

(3)

using the Company’s long-standing methodology, excludes any difference between actual foreign exchange rates and the foreign exchange rates used in VF’s fiscal 2022 financial plan at the time the Committee set the targets.

The performance targets were set in alignment with VF’s strategy to deliver consistent, profitable growth that provides sustainable, long-term returns for VF’s shareholders while considering the shorter-term reality of continuing global industry disruption as a result of the impact of COVID-19 on the global economy and VF’s business. The targets reflected a number of factors, including the impacts of recent acquisitions and planned synergies, VF’s strategic growth plan and value creation model and long-term commitments to our shareholders as outlined in our strategic 2022 plan.

Fiscal 2022 Performance Summary

In determining the payout for fiscal 2022 performance, the Committee considered achievement against all pre-set enterprise, region, brand and strategic goals as applicable to each NEO as described above, and determined to fund payout for fiscal 2022 performance at 114.8% for Mr. Rendle, 119.8% for Mr. Puckett, 90.4% for Mr. Bailey, 108.2% for Mr. Scabbia Guerrini and 147.3% for Mr. Murray.

The following chart provides a summary of performance achievement against each enterprise, brand and region goal as applied for each continuing NEO:

(1)	Measures VF’s Total Revenue Growth as compared to Total Revenue Growth of the Performance Peer Set

Performance Against Individual Strategic Objectives

In determining the payout for fiscal 2022 performance for the portion of each NEO’s individual strategic goals, the Committee considered progress against key enterprise, brand and/or regional transformational programs, portfolio/function optimization, Inclusion and Diversity, and Sustainability goals applicable to each executive’s area of accountability.

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EXECUTIVE COMPENSATION
Compensation Discussion and Analysis

Performance achievement is applied to each NEO’s weighting with overall performance results and earned annual incentives shown in the table below. Amounts may vary slightly due to rounding.

(1)	Mr. Puckett’s fiscal 2022 earned annual incentive award was calculated on a pro-rata basis for his time in each role held by him in fiscal 2022.

The payments made to the NEOs under the AIP are set forth in the Non-Equity Incentive Plan Compensation column of the Summary Compensation Table below.

Performance-Based Restricted Stock Units

Under the MTIP, executives are awarded PRSUs that give them the opportunity to earn shares of VF Common Stock for performance achieved over three-year cycles. PRSUs provide long-term incentive compensation for executives with the objectives of providing a focus on long-term value and increasing stock ownership. PRSUs are designed to align the interests of VF’s executives with those of shareholders by encouraging the executives to enhance the value of VF Common Stock. In addition, through three-year performance periods, this component of the program is designed to create an incentive for individual executives to remain with VF. Dividend equivalents are paid on the shares actually paid out under the MTIP (no dividend equivalents are paid on any portion of the MTIP award not earned). At the payout date, the cash value of dividend equivalents is converted into additional shares.

Fiscal 2020 – 2022 Performance-Based Awards and Results

In May 2019, the Committee established the following three-year performance goals for the MTIP based on VF’s financial performance metrics as well as a relative performance metric to further align executive compensation with shareholder value creation.

THREE-YEAR PERFORMANCE GOALS	WEIGHTING

Earnings Per Share Growth	50%

Revenue Growth	30%

Gross Margin Growth	20%

Payout under the plan is calculated as follows:

The participant’s target number of PRSUs is multiplied by the payout percentage corresponding to the level of achievement against the three-year performance goals established at the beginning of the three-year performance cycle by the Committee (between 0% and 200% of the participant’s target award). The second component, a relative performance metric, will be based on VF’s TSR, as compared to the TSR generated by the S&P 500 Consumer Discretionary Index companies during the applicable three-year period. At the end of the three-year performance period, the payout for each participant will:

(i)	remain unchanged if VF’s TSR is between the 25th and 75th percentile of TSR of the S&P 500 Consumer Discretionary Index companies over the period,

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Compensation Discussion and Analysis

(ii)

increase in the amount of 25% of the participant’s target award if VF’s TSR is greater than or equal to the 75th percentile of TSR of the S&P 500 Consumer Discretionary Index companies over the period, or

(iii)	decrease in the amount of 25% of the participant’s target award if VF’s TSR is equal to or below the 25th percentile of TSR of the S&P 500 Consumer Discretionary Index companies over the period.

As a result of including this relative performance metric, actual payouts may range from 0% to 225% of the targeted award. An additional number of shares equal to the dollar value of the dividends that would have accrued (without compounding) are added to the shares subject to the payout.

In May 2022, in determining the results for the fiscal 2020-2022 performance period, the Committee considered achievement against the three-year performance goals (above) that were established at the beginning of the performance cycle. The global uncertainty and disruption driven by the COVID-19 pandemic resulted in a negative impact on both Revenue and EPS growth which declined during the second half of the performance cycle, resulting in below target achievement for Revenue and an achievement below threshold for EPS growth. During the same performance cycle, the Gross Margin rate increased and over-achieved above maximum for a combined payout of 58%, as shown in the chart below. VF’s TSR for the performance period was below the 25th percentile of the S&P 500 Consumer Discretionary Index companies. Therefore, a 25% reduction was applied to the performance result shown below for a final payout of 33%.

The PRSU payout made in May 2022 for the 2020-2022 performance period is set forth on the 2022 Option Exercises and Stock Vested table below.

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EXECUTIVE COMPENSATION
Compensation Discussion and Analysis

Fiscal 2021-2023 and Fiscal 2022-2024 Performance Based Awards

For fiscal 2021 and fiscal 2022, the Committee established the following three-year performance goals for the MTIP based on VF’s financial performance metrics as well as a relative performance metric to further align executive compensation with shareholder value creation.

FY2021-2023 AND FY2022–2024 PERFORMANCE GOALS	WEIGHTING

3-Year Revenue CAGR vs Performance Peer Set	50%

3-Year TSR vs S&P 500 Consumer Discretionary*	50%

*	The TSR performance period for the fiscal 2022 award is from April 1, 2021 through March 31, 2024. The TSR performance period for the fiscal 2021 award is from August 1, 2020 through March 31, 2023.

Payout under the fiscal 2021-2023 and fiscal 2022-2024 award cycles is calculated as follows:

The participant’s target number of PRSUs is multiplied by the payout percentage corresponding to the level of achievement against the three-year performance goals established at the beginning of the three-year performance cycle by the Committee (between 0% and 200% of the participant’s target award). The second component, a three-year Gross Margin Rate Improvement target, modifies performance by a maximum additional 25% or a maximum reduction of 25% on a straight-line interpolated basis.

(1)	Results will be calculated based on a straight-line interpolation between Threshold/Target/Maximum

(2)	+ / - percentage will be determined by interpolation with maximum +25% add-on and -25% maximum reduction

As a result of including this modifier, actual payouts may range from 0% to 225% of the targeted award. An additional number of shares equal to the dollar value of the dividends that would have accrued (without compounding) are added to the shares subject to the payout.

The PRSU target award amounts made to the NEOs in May 2021 for the fiscal 2022-2024 performance period are set forth in the 2022 Grants of Plan-Based Awards Table below. The grant-date fair value of the PRSU target awards for the three-year performance period beginning in each of fiscal 2020, fiscal 2021 and fiscal 2022 is reflected in the Stock Awards column of the Summary Compensation Table below.

Stock Options

Stock options awarded under the 1996 Stock Compensation Plan, as amended and restated as of February 10, 2015 (the “Stock Plan”), are intended to align executives’ and shareholders’ interests and focus executives on attainment of VF’s long-term goals. Stock options provide executives with the opportunity to acquire an equity interest in VF and to share in the appreciation of the value of the stock. They also provide a long-term incentive for the executive to remain with VF and promote shareholder returns. The Committee determines a value of options awarded to NEOs as a component of the target total direct compensation.

Non-qualified stock options have a term of not greater than ten years and become exercisable not less than one year after the date of grant. Options are exercisable only so long as the option holder remains an employee of VF or its subsidiaries, except that, subject to earlier expiration of the option term, and to the specific terms and definitions contained in the Stock Plan, options generally remain exercisable for the period severance payments are made (if any) in the case of involuntary termination of employment, and for 36 months after death, retirement or termination of employment due to disability, provided that such continued vesting after retirement requires that the employee was employed by VF on the last day of the fiscal year in which the option was granted, as well as compliance with restrictive covenants in the event of retirement.

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Compensation Discussion and Analysis

In addition, in accordance with the executives’ Change-in-Control Agreements described below, upon an executive’s qualifying termination of employment following a change in control of VF, vesting of the options is accelerated and all of the options become exercisable by the executive.

Retention and Special Awards

Retention awards of restricted stock or restricted stock units are made by the Committee from time to time to attract or retain key executives and are designed to reward long-term employment with VF. Awards of restricted stock or restricted stock units for retention purposes under the Stock Plan are not part of regular annual compensation, and are not treated as part of total direct compensation as discussed above. On May 25, 2021, after consultation with the Committee’s independent consultant and the Chairman and Chief Executive Officer, and in recognition of the importance of Mr. Scabbia Guerrini’s experience, leadership and efforts in driving VF’s EMEA business strategy and platform, the consistent performance and growth in the EMEA region, and the competitive market for talent, the Committee granted Mr. Scabbia Guerrini a retention award of 25,000 restricted stock units that will vest 50% on May 25, 2023 and 50% on May 25, 2025 as long as he remains in the employment of VF until the vesting dates (except that a pro rata portion of the award would vest in the event of involuntary termination of his employment not for cause). The award would vest in full if his employment termination is due to his death or disability and the full amount of such award would vest upon a termination of his employment within 24 months after a change in control of VF, either by VF not for cause or by Mr. Scabbia Guerrini for good reason.

Retirement and Benefit Programs

The Committee believes that retirement and other benefits are important components of competitive compensation packages necessary to attract and retain qualified senior executives. The Committee reviews the amounts of the benefits annually along with other compensation components. However, the benefits do not affect the decisions the Committee makes regarding other compensation components, which are generally structured to achieve VF’s short-term and long-term financial objectives.

Pension Benefits – VF sponsors and maintains the VF Corporation Pension Plan (the “Pension Plan”), a tax-qualified defined benefit plan that covers most of VF’s U.S.-based employees who were employed by VF on or before December 31, 2004, including Messrs. Rendle and Puckett. The purpose of the Pension Plan is to provide retirement benefits for those employees who qualify for such benefits under the provisions of the Pension Plan. The Pension Plan is discussed in further detail under the caption “Pension Benefits” within the “Executive Compensation” section. The Pension Plan was closed to new participants at the end of 2004. Effective December 31, 2018, the Pension Plan ceased to recognize any future service performance and any eligible compensation paid for purposes of calculating participant accrued benefits under the Pension Plan (i.e., no additional benefits accrue after such date). As of December 31, 2018, Messrs. Rendle and Puckett were the only continuing NEOs who participated in the Pension Plan, and none of our other continuing NEOs have ever participated in the Pension Plan.

Supplemental Executive Retirement Plan (“SERP”) – Messrs. Rendle and Puckett participate in the SERP, which is an unfunded, nonqualified plan for eligible participants primarily designed to restore benefits lost under the Pension Plan due to the maximum legal limit of pension benefits imposed under the Employee Retirement Income Security Act of 1974 and the Internal Revenue Code (the “Code”). The SERP was closed to new participants at the end of 2004. Effective December 31, 2018, the SERP ceased to recognize any future service performance and any eligible compensation paid for purposes of calculating participant accrued benefits under the SERP (i.e., no additional benefits accrue after such date). As of December 31, 2018, Messrs. Rendle and Puckett were the only continuing NEOs who participated in the SERP, and none of our other continuing NEOs have ever participated in the SERP.

401k Plan – During fiscal 2022, U.S.-based NEOs were permitted to participate in the VF Retirement Savings Plan (the “401k Plan”). The 401k Plan is a broad-based tax-qualified defined contribution plan available to most U.S.-based employees of VF. The 401k Plan is described in further detail under the caption “Nonqualified Deferred Compensation” within the “Executive Compensation” section.

Nonqualified Deferred Compensation – VF’s U.S.-based senior executives, including the U.S.-based NEOs, are permitted to defer compensation and receive a limited amount of matching credits under the VF Corporation Executive Deferred Savings Plan. This plan enables executives to save for retirement on a tax-deferred basis. Nonqualified deferred compensation is discussed in further detail under the caption “Nonqualified Deferred Compensation” within the “Executive Compensation” section.

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EXECUTIVE COMPENSATION
Compensation Discussion and Analysis

Mr. Scabbia Guerrini, who is not a U.S. resident, does not participate in VF’s Pension Plan, SERP, 401k Plan or Executive Deferred Savings Plan. His benefits are described in footnote 5 to the 2022 Pension Benefits Table within the “Executive Compensation” section.

Employee Benefits – VF provides a number of benefit plans to all eligible employees, including the NEOs. These benefits include programs such as medical, dental, life insurance and short- and long-term disability coverage and a merchandise discount on most VF products. The NEOs are also eligible for financial counseling and an annual executive physical.

The Compensation Process

Compensation Decision-Making Process – Roles and Responsibilities

THE TALENT AND COMPENSATION COMMITTEE

VF’s Talent and Compensation Committee is composed entirely of independent directors. The Committee annually reviews all components of the compensation program to confirm that they are necessary and appropriate to promote VF’s strategic objectives while considering the competitive marketplace for executive talent. In addition, pertaining to their compensation related roles and responsibilities, the Committee:

•   Reviews and approves VF’s goals and objectives relative to the Chairman and Chief Executive Officer’s compensation, sets his compensation levels and formulates his compensation package

•   Annually reviews the performance of the Chairman and Chief Executive Officer and reviews the evaluations of the other NEOs

•   Reviews and approves the ongoing compensation packages for the other NEOs (including base salary, annual and long-term incentives), ensuring a significant portion is performance-based

•   Approves annual and long-term incentive award payouts based on performance achieved relative to the pre-established performance targets

•   Confirms that total compensation paid to each executive officer is appropriate based on comparing the Company’s financial performance relative to the peer group as measured by financial metrics including total shareholder returns and operating performance

•   Reviews and establishes the peer group companies used as a reference to compare Company performance and executive officer compensation

•   Continually monitors external compensation practices that meet high governance standards and considers their implementation as appropriate – receives regular reports on such practices from its independent compensation consultant, reviews the analysis of the program by the leading proxy voting advisory firms, and receives feedback from VF shareholders through VF’s investor relations department

•   Considers the results of the vote by VF shareholders on the annual advisory “say-on-pay” proposal in connection with the discharge of its responsibilities

•   Reviews and approves executive compensation policies, such as share ownership requirements and prohibitions against pledging and hedging of VF shares

•   Performs Total Compensation Review to understand the amounts of all elements of the executives’ compensation

•   Annually reviews the dollar value to the executives and the cost to VF of all perquisites and other benefits, payout obligations under the Pension Plan and the SERP, aggregate balances under VF’s deferred compensation plans, and projected payout levels under several termination-of-employment scenarios, including termination with and without cause and termination after a change in control of VF

THE INDEPENDENT COMMITTEE CONSULTANT

The Committee retained FW Cook as its independent compensation consultant to assist the Committee in accomplishing its objectives for fiscal 2022. FW Cook is independent of VF, having no relationship with VF other than providing advisory services to the Committee. In reviewing FW Cook’s independence, the Committee has considered the six factor test prescribed under NYSE rules. The Committee has sole authority to retain or terminate the service of its compensation consultant and to establish the fees to be paid to the consultant. During the third quarter of fiscal 2022, the Committee conducted a competitive search for compensation advisors and retained Meridian as its new independent consultant. Meridian assisted the Committee in accomplishing its objectives for fiscal 2022, including design changes to VF’s compensation programs for fiscal 2023. Meridian is independent of VF, having no relationship with VF other than providing advisory services to the Committee. In reviewing Meridian’s independence, the Committee has considered the six factor test prescribed under NYSE rules.

•   At the Committee’s instruction, independently prepare an analysis of compensation data relating to all NEOs

•   At the Committee’s request, a representative of the independent consultant attended all meetings and executive sessions of the Committee in fiscal 2022

•   Advises the Committee on current executive compensation practices that meet high governance standards, as well as current market trends, regulatory issues and developments related to executive compensation and director compensation

•   Advises the Committee on the relationship between Chief Executive Officer pay and performance

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Compensation Discussion and Analysis

VF MANAGEMENT

As requested by the Committee, management is responsible for providing the independent consultant with information to facilitate its role in advising the Committee and preparing information for each Committee meeting.

•   The Executive Vice President, Chief Human Resources Officer and Public Affairs and the Chairman and Chief Executive Officer generally attend Committee meetings, except the executive sessions that are held as part of each meeting

•   Work with the Committee Chair to prepare the agenda for each meeting

•   The Chairman and Chief Executive Officer makes recommendations to the Committee regarding compensation for NEOs (other than himself)

•   The Chairman and Chief Executive Officer provides the Committee with a self-assessment based on achievement of the agreed-upon objectives and other leadership accomplishments

•   Provide information on VF’s strategic objectives to the Committee and make recommendations to the Committee regarding business performance targets and objectives for all senior executives including the Chairman and Chief Executive Officer

•   In consultation with the independent consultant, recommend for the Committee’s consideration the Peer Group whose compensation data is used by the Committee, based on management’s knowledge of the publicly traded companies with which VF is most likely to compete for top executives

Competitive Compensation Targets and the Role of the Peer Group

The Committee’s consultant and management each independently utilized the below Compensation Peer Group Data to assist in establishing compensation targets for fiscal 2022.

•	The Compensation Peer Group Data was compiled utilizing publicly reported salary and go-forward salary levels and target levels of performance-based compensation available as of February 2021.

•

The Committee’s consultant utilized all data to recommend compensation targets for the Chairman and Chief Executive Officer, and the Chairman and Chief Executive Officer utilized the data to recommend compensation targets for the other NEOs.

In addition, the Committee utilizes the Peer Group to evaluate whether executive officer pay levels are reasonable on a relative basis.

Peer Group

The Committee primarily identifies companies that are of comparable size (based on revenue and market capitalization), and meet a majority of several criteria, such as:

•	having significant (greater than 30%) non-US revenue,

•	having similar products and/or customers,

•	having a significant number of brands (at least 10, excluding licensed brands to the extent possible),

•	considers VF as a compensation peer,

•	is a frequent peer of peers being listed as a compensation peer in at least four other current peer companies, and

•	is a 2021 peer company identified by Institutional Shareholder Services (ISS), a leading independent proxy advisory firm.

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EXECUTIVE COMPENSATION
Compensation Discussion and Analysis

The Committee reviewed the composition of the fiscal 2021 Peer Group. During fiscal 2022, L Brands, Inc. spun off a portion of its business. The Committee determined that neither the parent company nor the spun off company met a sufficient number of criteria to be considered appropriate peers and therefore decided to exclude both companies. The fiscal 2022 Peer Group constituent companies are grouped into the following business types:

The Committee sets target total direct compensation (base salary, target annual cash incentive awards and target annual long-term equity incentive award values) for senior executives generally in a range around the median of the Peer Group Data. The Committee considers the scope of the executive’s duties, the executive’s experience in his or her role and individual performance relative to his or her peers to establish the appropriate point within that range of market data, or outside the range under circumstances that justify a deviation.

For fiscal 2022, the target total direct compensation was set in a reasonable range around the median of the Peer Group for each NEO. In general, the Committee believes that it should set total direct compensation targets for VF’s senior executives within a wide range to appropriately motivate and reward strong performance, retain top talent at a reasonable cost to VF as indicated by the available data, as well as to recognize each NEO’s relative experience to perform in role. The Committee targets total direct compensation for each VF executive officer to be competitive with compensation paid to executives in comparable positions according to the Compensation Peer Group Data based on targeted rigorous performance goals established by the Committee. Thus, the Committee balances the elements of total direct compensation in this process.

The Committee generally allocates between total cash compensation and equity compensation in a way intended to be competitive with the Peer Group. The Committee also considers historical compensation levels, relative compensation levels among VF’s senior executives, and VF’s corporate performance as compared to the performance of companies in the Peer Group.

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Compensation Discussion and Analysis

Other Compensation Policies and Practices

Executive Stock Ownership Guidelines

It is VF’s policy to strongly encourage stock ownership by VF senior management. This policy closely aligns the interests of management with those of shareholders. Senior executives are subject to share ownership guidelines that require them to accumulate, over a five-year period, and then retain, shares of VF Common Stock having a market value ranging from one to six times current annual base salary, depending upon the position. The Chief Executive Officer, the other NEOs, and other senior executives are required to accumulate VF Common Stock having market values as follows:

Stock Ownership Guidelines

OFFICER	VF COMMON STOCK HAVING A MARKET VALUE OF

President and Chief Executive Officer	Six times annual base salary

Chief Financial Officer and Other NEOs	Three times annual base salary

Other Senior Executives	Two times annual base salary

An executive has five years to reach the target. If an executive’s guideline ownership level increases because of a tier change or salary increase, a new five-year period to achieve the incremental guideline ownership level begins with each such change. Once achieved, the ownership of the guideline amount should be maintained for as long as the executive is subject to the guideline.

Credit will be given for direct holdings by the executive or an immediate family member residing in the same household and the 401k Plan. No credit will be given for restricted stock, restricted stock units, or shares of stock beneficially owned by someone other than the executive or immediate family member residing in the same household, unexercised stock options, or other similar forms of ownership of stock. Shares held in trust are reviewed for credit by the Committee. Until a senior executive has met the targeted ownership level, whenever he or she exercises a stock option he or she must retain shares equal to 50% of the after-tax value of each option exercised; 50% of the after-tax vested time-vested restricted stock units; and 50% of the after-tax vested performance-based restricted stock units. As of April 2, 2022, all of the continuing NEOs have met the guideline, except for Mr. Murray, who is within the five-year period to achieve the guideline ownership level.

Change-In-Control Agreements

VF has entered into Change-in-Control Agreements (the “Agreements”) with certain VF senior executives, including the NEOs, that provide the executives with certain severance benefits in the event their employment with VF is terminated by VF or by the executive for good reason, as defined in the Agreements, subsequent to a change in control of VF. The Agreements are designed to reinforce and encourage the continued attention and dedication of such executives to their assigned duties without distraction in the face of the potentially disturbing circumstances arising from the possibility of a change in control of VF. VF believes that change-in-control arrangements are an important component of a competitive compensation package necessary to attract and retain qualified senior executives. The Agreements are described and quantified below in the “Potential Payments Upon Change in Control, Retirement or Termination of Employment” section.

Total payments to be made to an executive in the event of termination of employment upon a change in control of VF may constitute excess “parachute payments” (as that term is defined in the Code). During 2011, the Committee eliminated the gross up feature.

Under the terms of the Agreements, the executives would also be entitled to supplemental benefits, such as accelerated rights to exercise stock options, accelerated lapse of restrictions on restricted stock and restricted stock units, lump sum payments under the SERP, and continued life and medical insurance for specified periods after qualifying termination. Upon a change in control of VF, VF would also pay all reasonable legal fees and related expenses incurred by the executive as a result of the termination of his or her employment or in obtaining or enforcing any right or benefit provided by the Agreements.

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EXECUTIVE COMPENSATION
Compensation Discussion and Analysis

Policy for the Recovery of Awards or Payments in the Event of Financial Restatement

The Board of Directors has adopted a policy for the recovery of cash and equity performance-based compensation from executives (these are generally referred to as “recoupment” or “clawback” policies). The policy provides that the Board may require an executive to forfeit a performance-based award or repay performance-based compensation if VF is required to prepare an accounting restatement as a result of misconduct, if such executive knowingly caused or failed to prevent such misconduct. The award agreements for stock options and PRSUs under the Stock Plan include provisions respecting such recovery, as does the AIP.

Policy Regarding Hedging or Pledging of VF Common Stock

The Board of Directors has adopted a policy prohibiting VF’s directors, executive officers named in this proxy statement and certain other executives from engaging in transactions in derivative securities (including puts, calls, collars, forward contracts, equity swaps, exchange funds and the like) relating to VF securities (whether granted to the director or executive as part of the compensation of the director or executive or held, directly or indirectly, by the director or executive), transactions “hedging” the risk of ownership of VF securities and short sales of VF securities. In addition, VF’s directors, NEOs and certain other executives are prohibited from holding VF securities in margin accounts or pledging VF securities as collateral for loans.

Tax Considerations

Section 162(m) of the Code generally limits the deductibility by VF for Federal income tax purposes of annual compensation in excess of $1 million paid to certain executive officers, subject to a transition rule for compensation payable pursuant to a written binding contract that was in effect on November 2, 2017, that is not materially modified after that date. When designing VF’s executive compensation programs, the Committee believes that it needs to consider all relevant factors that attract, retain and reward talent. The Committee has not adopted a policy requiring all compensation to be tax-deductible. Therefore, the Committee will continue to maintain the flexibility to award compensation that may not be tax-deductible. In addition, the Committee reserves the right to modify compensation that was initially intended to be exempt from Section 162(m) if it determines that such modifications are consistent with VF’s business needs.

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis with management and the Committee’s independent compensation consultant. Based on the foregoing review and discussions, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement and VF’s Annual Report on Form 10-K for the fiscal year ended April 2, 2022.

Juliana L. Chugg, Chair

Benno Dorer

Mark S. Hoplamazian

Laura W. Lang

W. Alan McCollough

Matthew J. Shattock

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EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth all compensation paid or awarded to our NEOs during fiscal year 2022 (“fiscal 2022”), fiscal year 2021 (“fiscal 2021”) and fiscal year 2020 (“fiscal 2020”). Totals may not add up due to rounding.

NAME AND PRINCIPAL POSITION	YEAR	SALARY ($) (1)	STOCK AWARDS ($) (2)	OPTION AWARDS ($) (3)	NON-EQUITY INCENTIVE PLAN COMPENSATION ($) (4)	CHANGE IN PENSION VALUE AND NONQUALIFIED DEFERRED COMPENSATION EARNINGS ($) (5)	ALL OTHER COMPENSATION ($) (6)	TOTAL ($)

Steven E. Rendle,	2022	$1,400,000	$5,505,021	$4,784,350	$3,214,400	$-0-	$519,383	$15,423,153
Chairman, President and	2021	1,089,863	5,911,008	4,646,721	2,892,000	899,800	343,014	15,782,405
Chief Executive Officer	2020	1,300,000	4,771,419	4,441,401	2,328,000	3,006,500	753,271	16,600,591

Matthew H. Puckett,(7)	2022	579,058	1,037,661	901,768	647,117	-0-	60,536	3,226,140
Executive Vice President and Chief Financial Officer

Kevin D. Bailey,(1) (8)	2022	630,000	1,441,087	1,252,461	569,520	-0-	86,494	3,979,562
Global Brand President,	2021	579,082	1,334,766	1,049,260	640,800	-0-	613,727	4,217,635
Vans and APAC	2020	630,000	1,030,224	958,952	774,000	-0-	622,749	4,015,925

Martino Scabbia Guerrini,(1)	2022	739,789	3,385,587	1,252,461	800,157	127,818	32,664	6,338,475
Executive Vice President	2021	679,519	1,334,766	1,049,260	658,038	123,578	32,503	3,877,665
and Group President,	2020	688,412	1,030,224	958,952	500,092	109,917	30,395	3,317,993
EMEA and Emerging Brands

Stephen M. Murray,(1)	2022	650,000	1,441,087	1,252,461	957,320	29	72,733	4,373,630
Global Brand President,	2021	574,486	1,334,766	1,049,260	523,075	2,808	36,894	3,521,289
The North Face	2020	604,581	1,030,224	958,952	477,000	8,604	68,023	3,147,384

Scott A. Roe,(9)	2022	141,438	-0-	-0-	-0-	7,748,068	614,209	8,503,715
Former Executive Vice	2021	804,281	1,588,994	1,249,129	1,028,125	559,400	129,569	5,359,498
President and Chief	2020	875,000	1,247,156	1,160,828	822,500	1,625,100	292,799	6,023,383
Financial Officer

[1]

The cash compensation for Mr. Bailey is paid in U.S. dollars, other than certain perquisites which were paid in Hong Kong dollars in fiscal 2020 and fiscal 2021. The perquisites compensation was converted into U.S. dollars at the average daily exchange rate for each respective period, as follows: in fiscal 2020, 0.1279 U.S. dollars to the Hong Kong dollar, and in fiscal 2021, 0.1290 U.S. dollars to the Hong Kong dollar. The cash compensation for Mr. Scabbia Guerrini is paid in Swiss francs. His cash compensation was converted into U.S. dollars at the average daily exchange rate for each respective period, as follows: in fiscal 2020, 1.0132 U.S. dollars to the Swiss franc, in fiscal 2021, 1.0834 U.S. dollars to the Swiss franc and in fiscal 2022, 1.0888 U.S. dollars to the Swiss franc. Mr. Murray worked in the U.K. and was paid in British pounds sterling for part of fiscal 2020. The cash compensation paid to him in fiscal 2020 in pounds sterling was converted to U.S. dollars at the average daily exchange rate for fiscal 2020 of 1.2723 U.S. dollars to British pounds sterling.

[2]

The amounts shown for the restricted stock units in this column include the aggregate grant date fair value of the restricted stock unit awards computed in accordance with FASB ASC Topic 718. The valuation assumptions used are summarized in Note 18 to VF’s consolidated financial statements included in its Annual Report on Form 10-K for the year ended April 2, 2022. Awards of performance-based restricted stock units (“PRSUs”) for the three-year performance periods of 2020 through 2022, 2021 through 2023, and 2022 through 2024 were made to the named executive officers in 2019, 2020 and 2021, respectively, under the Mid-Term Incentive Plan generally described in footnote 3 to the 2022 Grants of Plan-Based Awards Table below. The grant date fair value of the PRSUs granted in fiscal 2022 is the sum of two separate valuations, with one portion being the target payout based on the probable outcome of financial performance goals and the remaining portion being the fair value of the award based on relative total shareholder return. To calculate this, we (i) multiply the average of the high and the low price of VF Common Stock on the date of the award ($77.78) by 50% of the target number of PRSUs to determine the portion of fair value based on the financial performance goal, and (ii) use a Monte Carlo simulated fair value to determine the portion of fair value based on relative total shareholder return ($101.56 per PRSU at target) and multiply it by 50% of the target number of PRSUs. Assuming achievement of the financial performance goals at the maximum level, including the Gross Margin Rate Improvement modifier, the grant date fair value of the PRSU awards granted in 2021 with respect to fiscal 2022 compensation would have been as follows: Mr. Rendle, $9,086,323; Mr. Puckett, $1,712,714; Mr. Bailey, $2,378,588; Mr. Scabbia Guerrini, $2,378,588; Mr. Murray, $2,378,588; and Mr. Roe, $0 (these amounts include the relative total shareholder return portion of grant date fair value, but that portion of fair value is not based on an assumed probable level of performance so does not change when fair value is shown assuming maximum performance). Dividend equivalents (without compounding) accrue on these PRSUs subject to the same performance-based vesting requirements as apply to the PRSUs. The amount for Mr. Scabbia Guerrini also includes a retention award of 25,000 RSUs, of which 50% will vest in May 2023 and 50% will vest in May 2025. The fair value of the RSUs was calculated by multiplying the average of the high and the low

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EXECUTIVE COMPENSATION
Summary Compensation Table

price of VF Common Stock on the date of the award ($77.78) by the number of RSUs granted. Vesting, forfeiture and other terms of this award are described in the Compensation Discussion and Analysis above.

For a discussion of the performance goals applicable to the PRSU awards, as well as vesting, forfeiture and other terms, see the Compensation Discussion and Analysis above.

[3]

Options to purchase shares of VF Common Stock are granted under the Stock Plan. The terms of options granted under the Stock Plan are described in footnote 1 to the Outstanding Equity Awards at Fiscal Year-End 2022 table above. The values of the option awards in this column are the aggregate grant date fair value computed in accordance with FASB ASC Topic 718 and were estimated using a lattice option-pricing model, which incorporates a range of assumptions for inputs between the grant date of the option and date of expiration. The valuation assumptions used and the resulting weighted average value of stock options granted during fiscal 2022 is summarized in Note 18 to VF’s consolidated financial statements included in its Annual Report on Form 10-K for the year ended April 2, 2022.

[4]

The amounts in this column represent cash awards earned under the VF Annual Incentive Plan (“AIP”). The general operation of the AIP in fiscal 2022 is described in footnote 2 to the 2022 Grants of Plan-Based Awards table below.

[5]

The amounts reported in this column represent the aggregate change in the actuarial present value of the named executive officers’ accumulated benefits under all defined benefit and actuarial pension plans (including supplemental plans) in fiscal 2022, fiscal 2021, and fiscal 2020. In accordance with SEC rules and guidance, if the net change in actuarial present value of accumulated benefits was negative, as it was in fiscal 2022, $0 is shown. For Messrs. Rendle, Puckett and Roe, the decrease in value in fiscal 2022 is due to changes in assumptions, primarily due to changes in discount rates. Mr. Bailey does not participate in the defined benefit plans. Fiscal 2022 amounts in this column for Mr. Scabbia Guerrini were valued in Swiss francs and converted to U.S. dollars at the average daily exchange rate for fiscal 2022 of 1.0888 U.S. dollars to the Swiss franc. Fiscal 2022 amounts in this column for Mr. Murray’s benefits under VF’s U.K. Pension Plan was valued in British pounds sterling and converted to U.S. dollars at the average daily exchange rate for fiscal 2022 of 1.3669 U.S. dollars to British pounds sterling. See “Pension Benefits” below for a detailed discussion of VF’s pension benefits.

[6]

This amount includes VF’s matching contribution under the VF Executive Deferred Savings Plan in fiscal 2022 as follows: Mr. Rendle, $230,239; Mr. Puckett, $30,219; Mr. Bailey, $58,848; and Mr. Murray, $52,621. For Messrs. Rendle, Puckett, Bailey, and Roe, the amount also includes VF’s payment of the cost of financial planning services, and for Messrs. Puckett and Bailey, the amount also includes VF’s payment of the cost of an annual physical. This amount also includes VF’s matching contribution under the VF 401k Plan as follows: Mr. Rendle, $20,249; Mr. Puckett, $20,349; Mr. Bailey, $18,019; Mr. Murray, $17,438; and Mr. Roe, $6,627. For Messrs. Puckett, Bailey, Murray and Roe, this amount also includes VF’s payment of the cost of tax preparation services in the amount of $1,500 for each, and a related tax gross-up payment in the amount of $610 for Mr. Puckett, $1,161 for Mr. Bailey, $1,174 for Mr. Murray, and $1,174 for Mr. Roe. For Mr. Scabbia Guerrini, this amount includes a transportation allowance of $6,533 and a representation allowance of $26,131. Amounts in this column for Mr. Scabbia Guerrini were paid in Swiss francs and converted to U.S. dollars at the average daily exchange rate for fiscal 2022 of 1.0888 U.S. dollars to the Swiss franc. This amount includes personal use of company aircraft in fiscal 2022 by Mr. Rendle of $265,080. The cost of the personal use of aircraft was calculated based on the aggregate incremental cost to VF based on an hourly charge for VF’s aircraft that includes fuel, maintenance, salaries, ramp fees and landing fees. Family members of executives and their invited guests occasionally fly on VF aircraft as additional passengers on business flights. In those cases, there is no aggregate incremental cost to VF for the family member or guest, although taxable income is imputed to the individual. For Mr. Roe, this amount includes a lump sum retirement payment in the amount of $575,000 and a $28,000 payment for completing year-end financial reporting responsibilities and assisting with the transition of responsibilities to Mr. Puckett.

[7]	Mr. Puckett was appointed as Executive Vice President and Chief Financial Officer effective at the end of May 2021.

[8]

Mr. Bailey was an expatriate on assignment in Hong Kong from February 2017 through July 2020 and received expatriate compensation and benefits that are available on the same basis to all U.S. employees on foreign assignments. VF’s tax equalization policy is designed to ensure that an international assignee’s income tax burden while on foreign assignment is approximately the same as the assignee’s home-based income tax, regardless of the assignment location. A final determination as to the exact amount of Mr. Bailey’s tax equalization payments for fiscal 2021 and fiscal 2022 will not be available until his calendar 2020 through calendar 2022 tax equalization settlements are finalized. As a result, VF may make tax equalization payments and adjustments at a later date.

[9]	Mr. Roe retired as our Executive Vice President and Chief Financial Officer effective at the end of May 2021.

42     VF CORPORATION  |  2022 ANNUAL MEETING OF SHAREHOLDERS

EXECUTIVE COMPENSATION

2022 Grants of Plan-Based Awards

The following table sets forth all grants of plan-based awards made to our NEOs during fiscal 2022. For further discussion regarding the grants, see the Compensation Discussion and Analysis section above. Mr. Roe retired as our Executive Vice President and Chief Financial Officer effective at the end of May 2021, and did not receive any grants of plan-based awards in fiscal 2022.

NAME	DATE OF BOARD APPROVAL OF AWARDS (1)	GRANT DATE OF EQUITY AWARDS (1)	ESTIMATED POSSIBLE PAYOUTS UNDER NON-EQUITY INCENTIVE PLAN AWARDS (2)			ESTIMATED FUTURE PAYOUTS UNDER EQUITY INCENTIVE PLAN AWARDS (3)			ALL OTHER STOCK AWARDS: NUMBER OF SHARES OF STOCK OR UNITS (#)	ALL OTHER OPTION AWARDS: NUMBER OF SECURITIES UNDER- LYING OPTIONS (#)	EXERCISE OR BASE PRICE OF OPTION AWARDS (1) ($/SH)	GRANT DATE FAIR VALUE OF STOCK AND OPTION AWARDS ($)
			THRESHOLD ($)	TARGET ($)	MAXIMUM ($)	THRESHOLD (#)	TARGET (#)	MAXIMUM (#)
Mr. Rendle	5/17/2021		$ -0-	$2,800,000	$5,600,000
	5/17/2021	5/25/2021				-0-	61,392	138,132				$5,505,021(4)
	5/17/2021	5/25/2021								236,849	$77.78	4,784,350(5)
Mr. Puckett	5/17/2021		-0-	540,164	1,080,328
	5/17/2021	5/25/2021				-0-	11,572	26,037				1,037,661(4)
	5/17/2021	5/25/2021								44,642	77.78	901,768(5)
Mr. Bailey	5/17/2021		-0-	630,000	1,260,000
	5/17/2021	5/25/2021				-0-	16,071	36,160				1,441,087(4)
	5/17/2021	5/25/2021								62,003	77.78	1,252,461(5)
Mr. Scabbia Guerrini	5/17/2021		-0-	739,789	1,479,579
	5/17/2021	5/25/2021				-0-	16,071	36,160				1,441,087(4)
	5/17/2021	5/25/2021								62,003	77.78	1,252,461(5)
	5/17/2021	5/25/2021							25,000			1,944,500(6)
Mr. Murray	5/17/2021		-0-	650,000	1,300,000
	5/17/2021	5/25/2021				-0-	16,071	36,160				1,441,087(4)
	5/17/2021	5/25/2021								62,003	77.78	1,252,461(5)

[1]

All equity awards are granted under the VF Stock Plan. Under the Stock Plan, the exercise price of stock options is the fair market value on the date of grant. “Fair market value” is defined under the Stock Plan as the average of the reported high and low sales price of VF Common Stock on the date of grant. The average of the high and the low sales price on May 25, 2021, the award date, was $77.78. The closing market price was $78.17. The Compensation Committee’s general policy under the Stock Plan is to fix the date of grant of the options and performance-based equity awards as the third business day after VF announces its earnings for the previously completed fiscal year or quarter depending upon whether the award is an annual award or a mid-year award.

[2]

The amounts in these columns represent the threshold, target and maximum annual incentive awards under the AIP, as described above in the Compensation Discussion and Analysis section above. Depending upon the level of achievement of each of the specified performance goals, annual cash awards could range from 0% to 200% of the targeted incentive opportunity for each AIP participant. Mr. Scabbia Guerrini’s target has been converted to U.S. dollars from Swiss francs based on the average daily exchange rates for fiscal 2022 of 1.0888 U.S. dollars to the Swiss franc.

[3]

The amounts in these columns represent the threshold, target and maximum PRSU awards under the Mid-Term Incentive Plan (“MTIP”). These PRSUs were granted to the named executive officers for the three-year performance period of fiscal 2022 through fiscal 2024.

Depending on the level of achievement of certain performance goals during the three years of the performance period, payouts of awards could range up to a maximum of 200% of the target award, and potentially up to plus 25% or down to minus 25% (determined by straight-line interpolation) of the target award depending on VF’s Gross Margin Rate Improvement over the performance period, for a total maximum payout of 225% of the target award. For a discussion of the performance goals applicable to the MTIP awards, as well as vesting, forfeiture and other terms, see the Compensation Discussion and Analysis section above.

[4]

The aggregate fair value of the PRSUs was computed in accordance with FASB ASC Topic 718. See footnote 2 to the Summary Compensation Table. The assumptions used are summarized in Note 18 to VF’s consolidated financial statements included in its Annual Report on Form 10-K for the year ended April 2, 2022.

[5]

The fair value on the date of grant of each option award was computed in accordance with FASB ASC Topic 718. The terms of options are described in footnote 1 to the Outstanding Equity Awards at Fiscal Year-End 2022 table. The assumptions used and the resulting weighted average fair value of stock options granted during fiscal 2022 are summarized in Note 18 to VF’s consolidated financial statements included in its Annual Report on Form 10-K for the year ended April 2, 2022.

[6]

The amount in this column represents the grant date fair value of a retention award of 25,000 RSUs, of which 50% will vest in May 2023 and 50% will vest in May 2025 as long as Mr. Scabbia Guerrini remains in the employment of VF until the respective vesting dates. For further information on the award, see “Compensation Discussion & Analysis – Elements of Compensation – Retention and Special Awards” above.

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EXECUTIVE COMPENSATION

Outstanding Equity Awards at Fiscal Year-End 2022

The following table sets forth information regarding the outstanding equity awards held by our NEOs as of April 2, 2022, after giving effect to the May 2019 adjustments made in connection with the Spin-off.

		OPTION AWARDS (1)				STOCK AWARDS

NAME	GRANT DATE	NUMBER OF SECURITIES UNDERLYING UNEXERCISED OPTIONS (#) EXERCISABLE	NUMBER OF SECURITIES UNDERLYING UNEXERCISED OPTIONS (#) UNEXERCISABLE	OPTION EXERCISE PRICE ($)	OPTION EXPIRATION DATE	NUMBER OF SHARES OR UNITS OF STOCK THAT HAVE NOT VESTED (#)(2)		MARKET VALUE OF SHARES OR UNITS OF STOCK THAT HAVE NOT VESTED ($)	EQUITY INCENTIVE PLAN AWARDS: NUMBER OF UNEARNED SHARES, UNITS OR OTHER RIGHTS THAT HAVE NOT VESTED (#) (2)(3)		EQUITY INCENTIVE PLAN AWARDS: MARKET OR PAYOUT VALUE OF UNEARNED SHARES, UNITS OR OTHER RIGHTS THAT HAVE NOT VESTED ($) (3)

Steven E. Rendle	2/19/2014	55,893	-0-	$52.74	2/18/2024
	2/18/2015	68,046	-0-	69.98	2/17/2025
	7/28/2015	34,511	-0-	69.32	7/27/2025
	2/23/2016	155,853	-0-	56.92	2/22/2026
	2/22/2017	171,901	-0-	49.66	2/21/2027
	2/21/2018	266,242	-0-	69.47	2/20/2028
	5/24/2019	172,148	86,073	84.23	5/23/2029
	5/19/2020	98,157	196,312	55.74	5/18/2030				27,780	(4)	$1,570,692
	5/25/2021	-0-	236,849	77.78	5/24/2031				20,444	(5)	1,155,878

Matthew H. Puckett	2/20/2013	6,873	-0-	37.60	2/19/2023

	2/19/2014	5,142	-0-	52.74	2/18/2024
	2/18/2015	5,859	-0-	69.98	2/17/2025
	2/23/2016	8,460	-0-	56.92	2/22/2026
	2/22/2017	10,368	-0-	49.66	2/21/2027
	2/21/2018	6,700	-0-	69.47	2/20/2028
	5/24/2019	6,848	3,423	84.23	5/23/2029
	5/19/2020	3,695	7,388	55.74	5/18/2030	7,930	(6)	$448,342	1,046	(4)	59,119
	3/8/2021					20,720	(6)	1,171,537
	5/25/2021	-0-	44,642	77.78	5/24/2031				3,853	(5)	217,876

Kevin D. Bailey	2/18/2015	19,469	-0-	69.98	2/17/2025
	2/23/2016	22,933	-0-	56.92	2/22/2026
	2/22/2017	38,201	-0-	49.66	2/21/2027
	2/21/2018	35,264	-0-	69.47	2/20/2028
	5/24/2019	37,169	18,584	84.23	5/23/2029
	5/19/2020	22,165	44,328	55.74	5/18/2030				6,273	(4)	354,678
	5/25/2021	-0-	62,003	77.78	5/24/2031				5,352	(5)	302,582

Martino Scabbia Guerrini	2/19/2014	15,028	-0-	52.74	2/18/2024
	2/18/2015	19,469	-0-	69.98	2/17/2025
	2/23/2016	22,933	-0-	56.92	2/22/2026
	2/22/2017	38,201	-0-	49.66	2/21/2027
	2/21/2018	35,264	-0-	69.47	2/20/2028
	5/24/2019	37,169	18,584	84.23	5/23/2029
	5/19/2020	22,165	44,328	55.74	5/18/2030				6,273	(4)	354,678
	5/25/2021	-0-	62,003	77.78	5/24/2031	25,742	(7)	1,455,453	5,352	(5)	302,582

44     VF CORPORATION  |  2022 ANNUAL MEETING OF SHAREHOLDERS

EXECUTIVE COMPENSATION
Outstanding Equity Awards at Fiscal Year-End 2022

		OPTION AWARDS (1)				STOCK AWARDS

NAME	GRANT DATE	NUMBER OF SECURITIES UNDERLYING UNEXERCISED OPTIONS (#) EXERCISABLE	NUMBER OF SECURITIES UNDERLYING UNEXERCISED OPTIONS (#) UNEXERCISABLE	OPTION EXERCISE PRICE ($)	OPTION EXPIRATION DATE	NUMBER OF SHARES OR UNITS OF STOCK THAT HAVE NOT VESTED (#)(2)	MARKET VALUE OF SHARES OR UNITS OF STOCK THAT HAVE NOT VESTED ($)	EQUITY INCENTIVE PLAN AWARDS: NUMBER OF UNEARNED SHARES, UNITS OR OTHER RIGHTS THAT HAVE NOT VESTED (#) (2)(3)		EQUITY INCENTIVE PLAN AWARDS: MARKET OR PAYOUT VALUE OF UNEARNED SHARES, UNITS OR OTHER RIGHTS THAT HAVE NOT VESTED ($) (3)

Stephen M. Murray	5/24/2019	37,169	18,584	84.23	5/23/2029
	5/19/2020	22,165	44,328	55.74	5/18/2030			6,273	(4)	354,678
	5/25/2021	-0-	62,003	77.78	5/24/2031			5,352	(5)	302,582

Scott A. Roe	2/18/2015	37,803	-0-	69.98	5/29/2024
	2/21/2018	81,107	-0-	69.47	5/29/2024
	5/24/2019	44,994	22,496	84.23	5/29/2024
	5/19/2020	-0-	52,772	55.74	5/29/2024			7,468	(4)	422,233

[1]

All of the options are non-qualified stock options awarded under the Stock Plan. Each option becomes vested and exercisable in thirds on the first, second and third anniversaries of the date of grant. Options generally become fully vested and exercisable upon the executive’s death or termination of the executive’s employment due to disability or in the event of certain terminations following a change in control of VF. All options have a ten-year term but, in the event of certain terminations of the optionee’s employment, the options generally expire on an accelerated basis, as follows: 36 months after retirement, death or termination due to disability; at the end of the period severance payments are made (if any) in the case of involuntary termination; and at the time of any voluntary termination.

[2]

For all restricted stock and restricted stock units awarded in 2018 and later, dividends are reinvested at the dividend payment date in additional shares that are subject to the same restrictions as the original award. For restricted stock units awarded prior to 2018, dividend equivalents accrue as cash amounts until vesting and payout, at which time such amounts are paid in additional shares of stock calculated by dividing the accrued dividend equivalents by the average of the high and low price of a share of VF Common Stock on the date the award is paid out. Dividend equivalents are not compounded.

[3]

Amounts reported are based on the closing market price per share of VF’s Common Stock of $56.54 at April 1, 2022, the last trading day of VF’s fiscal 2022. The number of PRSUs was calculated by multiplying 33% (the actual level of achievement for the three-year performance period ended April 2, 2022) by the target number of PRSUs awarded, and the dollar value was calculated by multiplying 33% of the target number of PRSUs awarded (the number of shares in the chart is rounded to the nearest whole number; the dollar value is based on the actual number of shares including fractional shares) by $56.54. The final level of achievement for the awards in these columns may differ. For a discussion of vesting, forfeiture and other terms applicable to the RSUs, see the Compensation Discussion & Analysis section above.

[4]

This number represents the number of PRSUs that were awarded under the MTIP by the Compensation Committee in 2020 for the three-year performance period ending April 2023 multiplied by an assumed achievement level of 33% (rounded to the nearest whole number of shares). At an achievement level of 225% (the maximum), the number of PRSUs and the corresponding value would be as follows (the number of shares is rounded to the nearest whole number; the dollar value is based on the actual number of shares including fractional shares): Mr. Rendle: 187,704 PRSUs with a value of $4,716,793; Mr. Puckett: 7,065 PRSUs with a value of $177,536; Mr. Bailey: 42,386 PRSUs with a value of $1,065,101; Mr. Scabbia Guerrini: 42,386 PRSUs with a value of $1,065,101; Mr. Murray: 42,386 PRSUs with a value of $1,065,101; and Mr. Roe: 50,459 PRSUs with a value of $1,267,966.

[5]

This number represents the number of PRSUs that were awarded under the MTIP by the Compensation Committee in 2021 for the three-year performance period ending April 2024 multiplied by an assumed achievement level of 33% (rounded to the nearest whole number of shares). At an achievement level of 225% (the maximum), the number of PRSUs and the corresponding value would be as follows (the number of shares is rounded to the nearest whole number; the dollar value is based on the actual number of shares including fractional shares): Mr. Rendle: 138,132 PRSUs with a value of $3,471,104; Mr. Puckett: 26,037 PRSUs with a value of $654,281; Mr. Bailey: 36,160 PRSUs with a value of $908,654; Mr. Scabbia Guerrini: 36,160 PRSUs with a value of $908,654; and Mr. Murray: 36,160 PRSUs with a value of $908,654.

[6]

Mr. Puckett received awards of 7,500 and 20,000 RSUs in May 2020 and March 2021, respectively. These RSUs vest in May 2024 and March 2025, respectively, provided that Mr. Puckett remains an employee of VF (except a pro rata portion of the award would vest in the event of termination due to death or disability and in the event of involuntary termination not for cause; and the award

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EXECUTIVE COMPENSATION
Outstanding Equity Awards at Fiscal Year-End 2022

would vest upon certain terminations following a change in control of VF). Dividends on these RSUs are reinvested, at the dividend payment date, in additional shares that are subject to the same restrictions as the original awards.

[7]

Mr. Scabbia Guerrini received an award of 25,000 RSUs in May 2021 that vest 50% in May 2023 and 50% in May 2025, provided that Mr. Scabbia Guerrini remains an employee of VF for the term of the award (except a pro rata portion of the award would vest in the event of involuntary termination not for cause and the award would vest upon termination due to death or disability and upon his termination following a change in control of VF). Dividends on these RSUs are reinvested, at the dividend payment date, in additional shares that are subject to the same restrictions as the original award.

2022 Option Exercises and Stock Vested

The following table provides information for our NEOs regarding stock option exercises and stock award vesting during fiscal 2022.

	OPTION AWARDS		STOCK AWARDS (2)
NAME	NUMBER OF SHARES ACQUIRED ON EXERCISE (#)	VALUE REALIZED ON EXERCISE ($) (1)	NUMBER OF SHARES ACQUIRED ON VESTING (#)	VALUE REALIZED ON VESTING ($)

Steven E. Rendle	-0-	$-0-	27,062	$1,365,047

Matthew H. Puckett	-0-	-0-	967	47,805

Kevin D. Bailey	-0-	-0-	5,216	257,569

Martino Scabbia Guerrini	-0-	-0-	5,216	257,569

Stephen M. Murray	-0-	-0-	12,362	780,778

Scott A. Roe	86,502	2,304,670	7,399	376,101

[1]

The dollar amount realized upon exercise of stock options was calculated by determining the difference between the market price of the underlying securities at exercise and the exercise price of the options.

[2]

These columns report the number and value of earned awards of PRSUs under the MTIP, including accrued dividends, as generally described in footnote 3 to the 2022 Grants of Plan-Based Awards table above, for the three-year period ended April 2, 2022. The PRSUs were paid out following the determination by the Compensation Committee on May 16, 2022 of the level of achievement for the performance period. The aggregate dollar amount realized by the named executive officers upon the payout of the award was computed by multiplying the number of PRSUs by $47.03, the fair market value of the underlying shares on May 16, 2022, the payout date (the number of shares in the chart is rounded to the nearest whole number; the dollar value is based on the actual number of shares including fractional shares). The fair market value is defined under the Stock Plan to be the average of the high and low price of VF Common Stock on the applicable date. For Mr. Rendle, the amounts in these columns also include $445,707, the fair market value of 6,792 shares of restricted stock, plus 722 shares of restricted stock resulting from accumulated dividends on the restricted stock, at the time of vesting in February 2022. For Mr. Puckett, the amounts in these columns also include $11,234, the fair market value of 171 shares of restricted stock, plus 18 shares of restricted stock resulting from accumulated dividends on the restricted stock, at the time of vesting in February 2022. For Mr. Bailey, the amounts in these columns also include $59,069, the fair market value of 900 shares of restricted stock units, plus 96 shares of restricted stock units resulting from accumulated dividend equivalents on the restricted stock units, at the time of vesting in February 2022. For Mr. Scabbia Guerrini, the amounts in these columns also include $59,069, the fair market value of 900 shares of restricted stock units, plus 96 shares of restricted stock units resulting from accumulated dividend equivalents on the restricted stock units, at the time of vesting in February 2022. For Mr. Murray, the amounts in these columns also include $582,278, the fair market value of 7,537 shares of restricted stock units, plus 604 shares of restricted stock units resulting from accumulated dividend equivalents on the restricted stock units, at the time of vesting in October 2021. For Mr. Roe, the amounts in these columns also include $135,804 the fair market value of 2,069 shares of restricted stock, plus 220 shares of restricted stock resulting from accumulated dividends on the restricted stock, at the time of vesting in February 2022. No amounts reported in these columns were deferred.

PENSION BENEFITS

VF sponsors and maintains the VF Corporation Pension Plan (the “Pension Plan”), a tax-qualified defined benefit plan that covers most of VF’s U.S.-based employees who were employed by VF on or before December 31, 2004, including Messrs. Rendle, Puckett and Roe. Mr. Scabbia Guerrini has pension benefits under the VF International SAGL pension fund in Switzerland (the “Swiss Pension Plan”) that covers virtually all Swiss-based employees of VF International SAGL over 25 years of age. Mr. Murray has pension benefits under the VF Pension Scheme in the United Kingdom (the “U.K. Pension Plan”). Benefits under the Pension Plan are calculated by reference to the employee’s “average annual compensation”, which is his or her average annual salary and annual incentive compensation from January 1, 2014, with

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2022 Option Exercises and Stock Vested

no less than five years immediately preceding retirement included in the average. Effective December 31, 2018, the Pension Plan ceased to recognize any future service performance and any eligible compensation paid for purposes of calculating participant accrued benefits under the Pension Plan (i.e., no additional benefits accrue after such date). As of December 31, 2018, Messrs. Rendle, Puckett and Roe were the only NEOs who participated in the Pension Plan.

There are two formulas for computing benefits under the Pension Plan. The “normal retirement” formula is used for employees who qualify for “early retirement” under the Pension Plan upon termination, by being credited with at least ten years of service with VF and having attained age 55. The named executive officers who participate in the Pension Plan are eligible for nonforfeitable benefits under the Pension Plan and the VF Supplemental Executive Retirement Plan (“SERP”).

The SERP is an unfunded, nonqualified plan for eligible employees primarily designed to restore benefits lost under the Pension Plan due to the maximum legal limit of pension benefits imposed under the Employee Retirement Income Security Act of 1974 (“ERISA”) and the Internal Revenue Code (the “Code”). The combined retirement income from the Pension Plan and the SERP for each of the eligible named executive officers, upon retirement at age 65, would be an amount equal to his or her Pension Plan benefit calculated (i) without regard to any limitation imposed by the Code or ERISA, (ii) without regard to his participation in the Deferred Compensation Plan or the Executive Deferred Savings Plan, (iii) on the basis of the average of the highest three years of his salary and annual incentive compensation during the ten-year period immediately preceding retirement, and (iv) without deduction or offset of Social Security benefits. For purposes of the table below, the “normal retirement” formula has been used for determining the SERP benefits of all of the named executive officers who participate in the Pension Plan, regardless of whether they otherwise qualify for “early retirement” under the Pension Plan. Payments under the SERP with respect to the period prior to December 31, 2004 are payable in monthly payments or in a lump sum, and payments with respect to the period after December 31, 2004 are payable in a lump sum.

At the end of December 2014 the Pension Plan and SERP were modified such that for certain executives, including the named executive officers, benefits would be frozen in the Pension Plan and would instead accrue in the SERP, and therefore accrued benefits under the SERP increased at a higher rate for service and earnings after December 31, 2014 and before January 1, 2019. Effective December 31, 2018, the SERP ceased to recognize any future service and any eligible compensation paid for purposes of calculating participant accrued benefits under the SERP (i.e., no additional benefits accrue after such date). As of December 31, 2018, Messrs. Rendle, Puckett and Roe were the only NEOs who participated in the SERP, and none of our other NEOs have ever participated in the SERP.

The assumptions underlying the present values of the eligible U.S.-based named executive officers’ pension benefits are the assumptions used for financial statement reporting purposes and are set forth in Note 16 to VF’s Consolidated Financial Statements in its Annual Report on Form 10-K for the fiscal year ended April 2, 2022, except that retirement age is assumed to be age 65, the normal retirement age specified in the Pension Plan.

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EXECUTIVE COMPENSATION

2022 Pension Benefits Table

NAME	PLAN NAME	NUMBER OF YEARS CREDITED SERVICE (#) (1)	PRESENT VALUE OF ACCUMULATED BENEFIT ($)		PAYMENTS DURING LAST FISCAL YEAR ($)

Steven E. Rendle (3)	VF Corporation Pension Plan	17	$ 680,000	(2)	$ -0-

	Supplemental Executive Retirement Plan	17	15,410,500	(2)	-0-

Matthew H. Puckett	VF Corporation Pension Plan	18	418,200	(2)	-0-

	Supplemental Executive Retirement Plan	18	1,029,600	(2)	-0-

Kevin D. Bailey (4)	VF Corporation Pension Plan	-0-	-0-		-0-

	Supplemental Executive Retirement Plan	-0-	-0-		-0-

Martino Scabbia Guerrini	Pension Fund of VF International SAGL in Switzerland	16	1,285,076	(5)	-0-

Stephen M. Murray (4)	VF Corporation Pension Plan	-0-	-0-		-0-
	Supplemental Executive Retirement Plan	-0-	-0-		-0-
	U.K. Pension Plan	2	19,800	(6)	-0-

Scott A. Roe (3)	VF Corporation Pension Plan	22	788,200	(2)	-0-
	Supplemental Executive Retirement Plan	22	26,100	(2)	7,748,068

[1]

As discussed above, the Pension Plan and SERP were frozen effective December 31, 2018, and no additional service credit will accrue after that date. All years of service reflected in this column for Messrs. Rendle, Puckett, and Roe include service until December 31, 2018. Mr. Murray ceased pensionable service in the U.K. Pension Plan in 2019. The number of years of service credited to Mr. Scabbia Guerrini under the Swiss Pension Plan was computed as of the same measurement date used for financial statement reporting purposes with respect to VF’s audited financial statements for the fiscal year completed April 2, 2022.

[2]

The amounts in this column for Messrs. Rendle, Puckett, and Roe are the actuarial present value of the named executive officer’s accumulated benefit under each plan, computed as of the same Plan measurement date used for financial statement reporting purposes with respect to VF’s audited financial statements for the fiscal year completed April 2, 2022.

[3]

Mr. Rendle was eligible for early retirement on April 2, 2022. The early retirement benefit for an eligible executive is equivalent to the accumulated benefit amount payable at age 65 reduced for early commencement at the rate of five percent (5%) per year for each year prior to such executive’s attainment of age 65. At April 2, 2022, Mr. Rendle was age 62.

[4]	Messrs. Bailey and Murray do not participate in the Pension Plan or the SERP.

[5]

The amount for Mr. Scabbia Guerrini under the Swiss Pension Plan was calculated in Swiss francs and converted to U.S. dollars using an exchange rate of 1.0888 U.S. dollars to the Swiss franc, the average daily exchange rate for fiscal 2022. The amount is the actual account value of the portion contributed by VF into the Swiss Pension Plan. Under the Swiss Pension Plan, employee and employer together contribute a percentage of the employee’s base salary up to the maximum pensionable salary depending on the employee’s age. The portion of the contribution made by employer and employee depends on the category of the employee. In addition, Mr. Scabbia Guerrini periodically makes voluntary discretionary contributions to the plan. The annual post-retirement benefit under the Swiss Pension Plan is calculated as a percentage of the accumulated capital in the Swiss Pension Plan for the employee at the time the employee retires. In the event the employee retires earlier than the regular retirement age (which is currently 65 years of age for men), the percentage is reduced. Subject to certain conditions, participants may elect to receive pension benefits entirely or partially in a lump sum; any funds taken as a lump sum reduce the remaining capital and, as a result, the amount of the annual payments. Because of the way benefits are calculated under the Swiss Pension Plan it is not possible to express the pension benefits as a percentage of the last or an average salary.

[6]

The amount for Mr. Murray under the U.K. Pension Plan, which is a defined contribution plan, was calculated in British pounds sterling and converted to U.S. dollars at the average daily exchange rate for fiscal 2022 of 1.3669 U.S. dollars to the British pound sterling, and reflects the present value of Mr. Murray’s accumulated benefit as of April 2, 2022. Under the U.K. Pension Plan, the employee and employer together contribute a percentage of the employee’s base salary. The employer’s contributions are up to 8% of base salary and there is no maximum for employee contributions. The employee can start taking his or her retirement benefit at any time from age 55. There are multiple options of retirement benefit and the benefit is determined at the selected retirement age. Because of the way benefits are calculated under the U.K. Pension Plan it is not possible to express the pension benefits as a percentage of the last or an average salary. In fiscal 2022, VF did not contribute any amounts into the U.K. Pension Plan for Mr. Murray’s benefit due to Mr. Murray’s relocation to the U.S. in 2019. As a result, the only increases applied to his pension benefit have been annual statutory increases.

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2022 Pension Benefits Table

NONQUALIFIED DEFERRED COMPENSATION

VF senior executives, including the named executive officers other than Mr. Scabbia Guerrini, who is not based in the U.S., are permitted to defer compensation under the VF Corporation Executive Deferred Savings Plan II (the “EDSP”).

In 2015, the terms of the EDSP were amended to permit an eligible executive to defer into a hypothetical “account,” on a pre-tax basis, annual compensation in excess of the IRS annual compensation limit for 401k contributions ($290,000 for calendar year 2021 and $305,000 for calendar year 2022) (but not more than 50% of the executive’s annual salary and 75% of the executive’s annual cash incentive payment). A participating executive’s account was also credited with matching credits equal to 100% on the first 6% of annual compensation deferred by the executive for the year. Compensation below the IRS annual compensation limit was eligible for contributions to the 401k Plan.

The terms of the EDSP were amended effective January 1, 2020 to permit an eligible executive to defer into a hypothetical “account,” on a pre-tax basis, annual compensation from their first dollar earned (but not more than 50% of the executive’s annual salary and 75% of the executive’s annual cash incentive payment). A participating executive’s account will be credited with matching credits after the end of the plan year in an amount equal to 100% on the first 6% of deferrals for such plan year less the maximum matching contribution that could be made in the 401k Plan. Participants must be employed on the last day of the plan year to receive matching contributions for that plan year.

The 401k Plan is a broad-based tax-qualified defined contribution plan for most U.S. employees of VF. A participant is credited with matching contributions equal to 100% on the first 6% of the annual compensation contributed by the participant to the 401k Plan, up to the IRS annual compensation limit of $290,000 for calendar year 2021 and $305,000 for calendar year 2022.

EDSP accounts deferred after January 1, 2005 are generally payable in either a lump sum or in up to ten annual installments following termination of employment, as elected by the executive at the time of deferral. With respect to accounts deferred prior to January 1, 2005, an executive may request, subject to VF approval, distribution in a lump sum or in up to ten annual installments following termination of employment. Prior to termination of employment, an executive may receive a distribution of the executive’s EDSP account upon an unexpected financial hardship. Accounts deferred after January 1, 2020 also have in-service distribution options. Executives may elect to receive deferrals (together with all gains and losses attributable thereto) on a scheduled date while still employed by VF. If an executive elects to receive payment of deferrals while still employed by VF, payment cannot begin until at least five years from the plan year in which such deferrals were contributed. An executive may postpone a scheduled in-service distribution date as long as they (i) make the election to postpone at least twelve (12) months before the originally scheduled distribution date and (ii) the new distribution date is at least five (5) years after their originally scheduled distribution date.

Accounts under the EDSP are credited with earnings and losses based on certain hypothetical investments selected by the executive. The hypothetical investment alternatives available to executives include various mutual funds. Executives may change such hypothetical investment elections on a daily basis.

2022 Nonqualified Deferred Compensation

NAME	EXECUTIVE CONTRIBUTIONS IN FY2022 ($) (1)	VF CONTRIBUTIONS IN FY2022 ($) (2)	AGGREGATE EARNINGS IN FY2022 ($) (3)	AGGREGATE WITHDRAWALS/ DISTRIBUTIONS ($)	AGGREGATE BALANCE AT APRIL 2, 2022 ($) (4)

Steven E. Rendle	$213,023	$230,239	$208,291	$ -0-	$6,135,002

Matthew H. Puckett	104,856	30,219	95,645	-0-	2,341,615

Kevin D. Bailey	77,781	58,848	86,832	-0-	1,608,306

Martino Scabbia Guerrini	-0-	-0-	-0-	-0-	-0-

Stephen M. Murray	77,965	52,621	(1,003)	-0-	206,939

Scott A. Roe	121,035	-0-	89,577	1,549,267	1,690,511

[1]

Amounts reported in this column are included as salary and non-equity incentive compensation in the Summary Compensation Table above. The type of compensation permitted to be deferred is cash compensation.

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EXECUTIVE COMPENSATION
2022 Nonqualified Deferred Compensation

[2]

Amounts reported in this column are included as All Other Compensation in the Summary Compensation Table above. For the 2021 calendar year, the matching contribution for qualified executives was made after the end of the 2021 calendar year, in February and March 2022, in an amount equal to 100% on the first 6% of deferrals for such year less the maximum matching contribution that could be made in the 401k Plan, provided the executive is employed on the last day of the 2021 calendar year. For the 2022 calendar year, the matching contribution for qualified executives will be made after the end of the 2022 calendar year in an amount equal to 100% on the first 6% of deferrals for such year less the maximum matching contribution that could be made in the 401k Plan, provided the executive is employed on the last day of the 2022 calendar year.

[3]

This column includes earnings and (losses) on deferred compensation balances. Such amounts are not “above-market” or “preferential” and therefore are not reported as compensation in the Summary Compensation Table above.

[4]

This column reflects the aggregate of salary and non-equity incentive awards deferred by each named executive officer during his career with VF plus the aggregate amount of contributions by VF and the investment earnings thereon. Amounts deferred each year by the named executive officers have been reported in the Summary Compensation Tables in VF’s proxy statements in the year earned to the extent the executive was a named executive officer for purposes of proxy statement disclosure.

Potential Payments Upon Change in Control, Retirement or Termination of Employment

The following section describes payments that would be made to each of the named executive officers (other than Mr. Roe) and related benefits as a result of (i) a termination of service in the event of a change in control of VF, (ii) the executive’s retirement, (iii) the executive’s termination by VF without “cause”, (iv) the executive’s termination by VF with “cause”, or (v) the executive’s resignation, assuming these events occurred on April 2, 2022. Mr. Roe retired effective at the end of May 2021, and amounts paid to Mr. Roe upon his retirement are described below.

The descriptions below do not include the following amounts that the executives also would have received in all termination scenarios:

(a)	retirement benefits, the present value of which is disclosed in the 2022 Pension Benefits Table above,

(b)	the aggregate balance disclosed in the 2022 Nonqualified Deferred Compensation table above,

(c)	the executive’s AIP payment for the year ended April 2, 2022, as disclosed in the Non-Equity Incentive Plan Compensation column of the Summary Compensation Table above, or

(d)

the value of the executive’s vested “in-the-money” unexercised stock options; the executive would be able to realize such value by exercise of the options prior to any termination, or the executive could retain the options after termination in all termination scenarios except termination by VF without “cause” with no severance, resignation not qualifying as a retirement or termination by VF with “cause”.

The named executive officers, other than Mr. Scabbia Guerrini, do not have employment contracts with VF; all of their potential payments outlined below are defined in benefit plan documents described in this proxy statement. Under Mr. Scabbia Guerrini’s 2006 employment agreement and Swiss law, he would receive six months of base salary and a pro rata amount of his annual incentive bonus which would have been earned for the year of termination in the event of his termination without cause. As described below under “Payments Upon Retirement,” as a result of retirement executives do not receive enhanced benefits other than under the terms of certain equity awards, pursuant to which an executive who is eligible for retirement would not forfeit his awards due to retirement.

POTENTIAL PAYMENTS UPON A CHANGE IN CONTROL OF VF

VF has entered into Change-in-Control Agreements with the named executive officers. These Agreements provide severance benefits to the executives only if their employment is terminated by VF without cause or for good reason by the executive within the 24-month period after a change in control of VF. “Good reason” for this purpose means a material reduction in the executive’s authority or duties, budget or compensation; a requirement that the executive relocate anywhere not mutually acceptable to the executive and VF; or a breach by VF of the Agreement. The Agreements have a term of two years with automatic annual extensions. The Agreements may be terminated by VF, unless VF has knowledge that a third party intends to effect a change in control of VF and, if a change in control has occurred, the agreements may not be terminated until two years after the change in control.

Generally, severance benefits payable to the named executive officers include a lump-sum payment of an amount equal to 2.99 times the sum of (a) the greater of the executive’s highest annual base salary in effect at any time within the twelve-month period preceding a change in control of VF or the date of termination plus (b) the greater of (1) the highest amount of annual incentive awarded to the executive during the last three fiscal years prior to the date on which the

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Potential Payments Upon Change in Control, Retirement or Termination of Employment

executive’s employment is terminated following a change in control of VF and (2) the target annual incentive for the year of termination. Under the terms of the Agreements or the Stock Plan, upon a qualifying termination, the executives would also be entitled to supplemental benefits, such as payment of a pro rata portion of non-equity incentive compensation, accelerated vesting of stock options, accelerated lapse of restrictions on restricted stock units and restricted stock, lump-sum payments under the VF SERP for U.S.-based executives, continued life and medical insurance for specified periods after termination, entitlements under retirement plans and a lump-sum payment upon attaining retirement age. In the case of PRSUs under the MTIP, the PRSUs would be deemed earned based on the actual performance achieved through the date of termination projected for the entire performance cycle (except if performance in completed years is below-target the uncompleted years are projected at target), and such PRSUs would vest in full (without proration).

Except as described below, the total payments to be made to an executive in the event of termination of employment upon a change in control of VF potentially could exceed the level of “parachute payments” (as that term is defined in the Code) that would trigger the “golden parachute excise tax,” which could result in imposition of excise taxes on the executive and loss of tax deductibility for VF. In the case of Messrs. Rendle, Puckett, Bailey and Murray, if the excise tax would apply, each would receive the full payments (without gross-up) or the payments would be reduced to an amount just below the level triggering excise tax, whichever alternative results in the greater after-tax value to the recipient.

A “change in control” under the Agreements would include any of the following events, subject to certain exceptions described in the Agreements:

(A)	an outside party acquires 20% of VF’s voting securities;

(B)

members of the VF Board of Directors on the date of the Agreement, together with new members approved to join the Board by 75% of the “Incumbent Board” as defined in the Agreements, no longer constitute a majority of the Board; or

(C)	consummation of a plan or agreement providing for a merger or consolidation of VF if VF’s shareholders before the transaction no longer hold 65% or more of the voting power after the transaction.

POTENTIAL PAYMENTS UPON TERMINATION OF EMPLOYMENT FOLLOWING A CHANGE IN CONTROL AND RELATED BENEFITS(1,2)

If the named executives’ employment had been terminated by VF without cause or by the executives for good reason (as defined above) following a change in control of VF, assuming the triggering event occurred on April 2, 2022, the executives would be entitled to receive the following estimated amounts.

NAME	SEVERANCE AMOUNT (3)	PRSU AWARDS (4)	RSU AWARDS (5)	UNVESTED STOCK OPTIONS (6)	ESTIMATED VALUE OF BENEFIT CONTINUATION (7)	LUMP-SUM SERP BENEFIT (8)	TOTAL

Mr. Rendle	$13,797,056	$8,636,475	$-0-	$-0-	$99,000	$2,302,165	$24,834,696

Mr. Puckett	3,733,470	867,038	1,619,879	5,910	54,603	403,939	6,684,839

Mr. Bailey	4,407,260	2,079,420	-0-	-0-	55,950	-0-	6,542,630

Mr. Scabbia Guerrini (9)	4,768,991	2,079,420	1,455,453	-0-	36,000	-0-	8,339,864

Mr. Murray	4,865,687	2,079,420	-0-	-0-	55,800	-0-	7,000,907

[1]

These disclosed amounts are estimates only and do not necessarily reflect the actual amounts that would be paid to the named executive officers, which would only be known at the time that they become eligible for payment and would only be payable if a change in control were to occur and the executive’s employment were terminated by VF without cause or by the executive with good reason. The table reflects the amount that could be payable under the various arrangements assuming that the change in control had occurred at April 2, 2022, and the executive’s employment had been terminated on that date.

[2]

Valuations of equity awards in this table reflect a price per share of VF Common Stock of $56.54, the closing market price of VF’s Common Stock at April 1, 2022, the last trading day of VF’s fiscal 2022. Totals may not add up due to rounding.

[3]

The amounts in this column represent 2.99 multiplied by the sum of the executive’s current base salary plus the highest actual annual incentive paid to the executive in the past three years. Mr. Puckett’s cash payment is reduced by $294,410 due to a reduction for excise tax implications.

[4]

The amount in this column represents the estimated value of PRSU awards under the MTIP for incomplete cycles that would be paid upon a qualifying termination following a change in control. Incomplete cycles as of April 2, 2022, are the fiscal 2021-2023 and fiscal 2022-2024 PRSU award cycles, both estimated at 100% of target performance.

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EXECUTIVE COMPENSATION
Potential Payments Upon Change in Control, Retirement or Termination of Employment

[5]	The amount in this column represents the value of unvested restricted stock awards.

[6]	The amount in this column represents the “in-the-money” value of unvested stock options.

[7]	The amount in this column represents the estimated present value of the continuation of health and welfare coverage over the 36-month severance period.

[8]	The amount in this column represents the value of enhanced and accelerated SERP benefits for Messrs. Rendle and Puckett, who are the only executives eligible to participate in the SERP.

[9]

Cash compensation to be paid to Mr. Scabbia Guerrini was converted from Swiss francs to U.S. dollars using the exchange rate of 1.0888 U.S. dollars to the Swiss franc, the average daily exchange rate for fiscal 2022.

PAYMENTS UPON RETIREMENT

Messrs. Rendle, Bailey, Scabbia Guerrini and Murray were eligible for retirement on April 2, 2022. Retirement generally would not result in any enhanced benefits, but under the terms of certain equity awards an executive who is eligible for retirement would not forfeit his awards due to retirement. In the case of stock options, those options are in substance vested, with such options becoming exercisable at the specified vesting dates (including in the case in which those vesting dates occur after retirement). At April 2, 2022, the aggregate “in-the-money” value of the unexercisable options of Messrs. Rendle, Bailey, Scabbia Guerrini and Murray which would not be forfeited upon a retirement was $157,050, $35,462, $35,462, and $35,462, respectively. In addition, under the MTIP, upon retirement on April 2, 2022 for Messrs. Rendle, Bailey, Scabbia Guerrini and Murray, the PRSUs earnable for then incomplete cycles (fiscal 2021-2023 and fiscal 2022-2024) would not be forfeited, but they would remain fully subject to the performance requirements, so that the PRSUs would be earned only upon completion of the performance periods and only to the extent performance goals were actually achieved over the performance period. Therefore, the value of such PRSUs cannot be calculated as of April 2, 2022.

Mr. Roe retired as Executive Vice President and Chief Financial Officer effective at the end of May 2021. In connection with Mr. Roe’s retirement, VF paid Mr. Roe a one-time, lump-sum amount of $575,000 plus an additional $28,000 for completing year-end financial reporting responsibilities and assisting with the transition of responsibilities to Mr. Puckett, less applicable withholdings and deductions, in June 2021. Under the terms of Mr. Roe’s equity awards, his options are in substance vested and such options will become exercisable at the specified vesting dates. As of April 2, 2022, the aggregate in-the-money value of the unexercisable options of Mr. Roe was $42,218. Mr. Roe’s unvested RSUs vested on their original schedule following his retirement. In addition, under the MTIP, PRSUs earnable for incomplete cycles at the time of Mr. Roe’s retirement (2020-2022 and 2021-2023) were not forfeited, but remain fully subject to the performance requirements, so that the PRSUs will be earned only upon completion of the performance periods and only to the extent performance goals are actually achieved over the performance period.

PAYMENTS UPON TERMINATION DUE TO DEATH OR DISABILITY(1)

The following table shows the estimated value of all unexercisable options, unvested RSU awards and unvested restricted stock or restricted stock unit awards on April 2, 2022, assuming the executives had terminated employment due to death or disability:

NAME	UNVESTED RESTRICTED STOCK OR UNITS ($)	PRSU AWARDS ($)	UNVESTED STOCK OPTIONS ($)	TOTAL ($)

Mr. Rendle (2)	$-0-	$8,636,475	$-0-	$8,636,475

Mr. Puckett	522,326	867,038	5,910	1,395,274

Mr. Bailey (2)	-0-	2,079,420	-0-	2,079,420

Mr. Scabbia Guerrini (2)	1,455,453	2,079,420	-0-	3,534,873

Mr. Murray (2)	-0-	2,079,420	-0-	2,079,420

[1]	Valuations reflect a price per share of $56.54, the closing market price of VF’s Common Stock at April 1, 2022, the last trading day of VF’s fiscal 2022. Totals may not add up due to rounding.

[2]

These individuals were retirement eligible on April 2, 2022. Unearned MTIP awards are paid in full, reflect awards earned for actual performance through April 2, 2022 and assume target performance for 2023-2024.

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Potential Payments Upon Change in Control, Retirement or Termination of Employment

PAYMENTS UPON TERMINATION WITHOUT CAUSE

In the event of a termination by VF without “cause”, (i) under the Stock Plan, the executive’s stock options would continue to vest and be exercisable until the end of the period of the executive’s receipt of installments of severance pay, if any, from VF, and (ii) under the Mid-Term Incentive Plan, if the executive has been an active participant for at least 12 months in a performance cycle, the executive would be eligible to receive a pro rata portion of the total number of PRSUs the executive is deemed to have earned based on performance in the completed portion of the performance cycle, with the pro rata portion determined as of the earlier of (a) the date of the last severance payment, if any, and (b) the last day of the performance period. In addition, a pro rata portion of the time-based restricted stock units granted to Mr. Murray would vest in the event of a termination by VF without “cause”. Except as noted above with respect to Mr. Scabbia Guerrini, the determination of whether severance will be paid and the period over which it would be paid is in the discretion of VF’s Compensation Committee.

PAYMENTS UPON TERMINATION FOR CAUSE OR RESIGNATION

In the event of a termination for “cause” or resignation not qualifying as retirement, each named executive officer would receive no additional compensation.

CEO Pay Ratio

VF Corporation is a global leader in branded lifestyle apparel, footwear and accessories, engaging in the design, production, procurement, marketing, and distribution of branded products in the Americas, Europe, and the Asia Pacific. Our CEO pay ratio for fiscal 2022, which was our last completed fiscal year, is a reasonable estimate calculated in compliance with the requirements of Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(u) of Regulation S-K.

To identify the “median employee,” we took the following steps:

Step 1: We identified our active employee population as of February 1, 2022. The active VF workforce on February 1, 2022, including VF’s consolidated subsidiaries, had 35,030 employees in 47 countries throughout the world. Of that population, 20,694 were U.S. employees and 14,336 were non-U.S. employees. 1,739 employees in the following jurisdictions were excluded from the population for our pay ratio calculation under the de minimis exemption per the SEC rules: Indonesia (29), Malaysia (319), Mexico (729), Poland (107), Portugal (35), and Taiwan (520).

As a result, our pay ratio includes 33,291 global full-time, part-time, temporary, and seasonal employees employed and active as of that date.

Step 2: We identified a consistently applied compensation measure which would provide a reasonable picture of the annual compensation of our employees. For our consistently applied compensation measure, we used total cash compensation received – a combination of salary/overtime (paid on an hourly, weekly, biweekly or monthly basis) plus a variety of other cash-based incentive pay (including bonuses and other types of production based pay typical for their respective positions) received by the employees in our identified population.

•

Given our multiple payroll systems and diverse global workforce, we measured compensation for our employees using the 12-month period ended January 31, 2022. In making this determination, we annualized the compensation of all employees included in the calculation who were hired during the period, but who did not work for the company during the entire 12-months.

•

The VF workforce is paid in 34 currencies throughout the world. For purposes of this disclosure, we applied the end of year local currency to U.S. dollars exchange rate for fiscal year 2022 to the compensation paid. We did not make any cost-of-living adjustments.

Step 3: We identified the “median employee” from our employee population by ranking our employees, excluding the CEO, high to low based on their total cash compensation earned over the measurement period. After identifying the median employee, we calculated that individual’s fiscal 2022 annual total compensation in accordance with the requirements of the Summary Compensation Table.

VF CORPORATION  |  2022 ANNUAL MEETING OF SHAREHOLDERS    53

EXECUTIVE COMPENSATION
CEO Pay Ratio

CALCULATING THE CEO PAY RATIO

Our median employee was a full-time, U.S.-based retail associate.

•	Accordingly, our median employee’s fiscal 2022 compensation was $26,784.

•	Our CEO received $15,423,153 in compensation during the same period.

Therefore, our CEO to Median Employee Pay Ratio is 576:1.

2022 Equity Compensation Plan Information Table

The following table provides information as of April 2, 2022, regarding the number of shares of VF Common Stock that may be issued under VF’s equity compensation plans.

	(a)	(b)	(c)

PLAN CATEGORY	NUMBER OF SECURITIES TO BE ISSUED UPON EXERCISE OF OUTSTANDING OPTIONS, WARRANTS AND RIGHTS (1)	WEIGHTED AVERAGE EXERCISE PRICE OF OUTSTANDING OPTIONS, WARRANTS AND RIGHTS (1)	NUMBER OF SECURITIES REMAINING AVAILABLE FOR FUTURE ISSUANCE UNDER EQUITY COMPENSATION PLANS (EXCLUDING SECURITIES REFLECTED IN COLUMN (a)) (2)

Equity compensation plans approved by shareholders	11,003,780	$66.04	19,332,994

Equity compensation plans not approved by shareholders	-0-	-0-	-0-

Total	11,003,780	$66.04	19,332,994

[1]

The number of shares includes 2,054,167 restricted stock units that were outstanding on April 2, 2022, under VF’s Mid-term Incentive Plan, a subplan under the 1996 Stock Compensation Plan. Under this Plan, participants are awarded performance-contingent Common Stock units, which give them the opportunity to earn shares of VF Common Stock. The number of restricted stock units included in the table assumes a maximum payout of shares (i.e., at 225% of target award). Actual payout of these shares is determined as described in footnote 3 to the 2022 Grants of Plan-Based Awards table above. Restricted stock unit awards do not have an exercise price because their value is dependent upon the achievement of the specified performance criteria and may be settled only for shares of VF Common Stock on a one-for-one basis. Accordingly, the restricted stock units have been disregarded for purposes of computing the weighted-average exercise price. The number of shares also includes 901,956 restricted stock units that vest over time and do not have an exercise price, granted apart from the MTIP. Had all restricted stock units been included in the calculation, the weighted-average exercise price reflected in column (b) would have been $48.30. Shares of restricted stock do not constitute “options, warrants or rights” and therefore are excluded from these columns. At April 2, 2022, a total of 854,410 unvested shares of restricted stock were outstanding.

[2]

Full-value awards, such as restricted stock and restricted stock units, as well as stock options, may be awarded under VF’s 1996 Stock Compensation Plan; all shares reflected in this column are shares available under the 1996 Stock Compensation Plan. Any shares that are delivered in connection with stock options are counted against the remaining securities available for issuance as one share for each share actually delivered. Any shares that are delivered in connection with full-value awards are counted against the remaining securities available as three shares for each full-value share actually delivered.

54     VF CORPORATION  |  2022 ANNUAL MEETING OF SHAREHOLDERS

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Common Stock Beneficial Ownership of Certain Beneficial Owners

Shown below are persons known by VF to have voting power and/or dispositive power over more than 5% of VF Common Stock, as well as certain other information, all as of May 27, 2022, except that information regarding the number of shares beneficially owned by these shareholders is as of December 31, 2021, as indicated in the footnotes below.

BENEFICIAL OWNER AND NATURE OF OWNERSHIP	AMOUNT OF BENEFICIAL OWNERSHIP (1)	PERCENT OF CLASS
The Vanguard Group (2)	40,200,890 shares	10.34%
PNC Bank, N.A. and affiliates (including shares held in Barbey Family trust accounts) (3)	38,800,551 shares	9.88%
Northern Trust Corporation (4)	25,220,913 shares	6.4%
BlackRock, Inc. (5)	24,219,941 shares	6.2%
Capital International Investors (6)	22,118,819 shares	5.6%
Todd Barbey (7)	20,219,346 shares	5.2%

[1]

None of the shares in this column is known to be a share with respect to which any of the listed owners has the right to acquire beneficial ownership, as specified in Rule 13d-3(d)(1) under the Securities Exchange Act of 1934.

[2]

The information in the above table concerning The Vanguard Group (“Vanguard”) was obtained from a Schedule 13G/A filed with the SEC on April 8, 2022 reporting beneficial ownership at March 31, 2022. Vanguard reported having shared voting power over 478,523 shares, sole dispositive power over 38,867,140 shares and shared dispositive power over 1,333,750 shares. Vanguard’s address is 100 Vanguard Blvd., Malvern, PA 19355.

[3]

The information in the above table concerning PNC Bank, N.A. (“PNC Bank”) and affiliates was obtained from a Schedule 13G/A filed with the SEC on February 11, 2022 reporting beneficial ownership at December 31, 2021. PNC Bank and its affiliates held a total of 38,800,551 shares (9.88% of the class outstanding) of VF Common Stock in various trust and agency accounts on December 31, 2021. As to all such shares, PNC Bank and its affiliates reported having sole voting power over 116,583 shares, shared voting power over 38,681,209 shares, sole dispositive power over 79,733 shares and shared dispositive power over 38,702,319 shares. Of the total shares reported, 38,679,265 shares of VF Common Stock are held in the Barbey Family Trust accounts (the “Trusts”) for which PNC Bank serves as co-trustee with Clarence Otis, Jr. and Juliana L. Chugg, who are members of the VF Board of Directors. Because neither the individual trustees nor PNC Bank separately controls the decision-making of the trustees, the parties serving as trustees are not deemed to separately beneficially own the Trust Shares and are not deemed to share voting or dispositive power over the Trust Shares under applicable SEC rules. PNC Bank’s address is 300 Fifth Avenue, Pittsburgh, PA 15222.

[4]

The information in the above table concerning Northern Trust Corporation (“Northern Trust”) and affiliates was obtained from a Schedule 13G filed with the SEC on February 8, 2022 reporting beneficial ownership at December 31, 2021. Northern Trust reported having sole voting power over 1,787,888 shares, shared voting power over 23,373,608 shares, sole dispositive power over 3,446,685 shares and shared dispositive power over 21,236,571 shares. Northern Trust’s address is 50 South LaSalle Street, Chicago, IL 60603.

[5]

The information in the above table concerning BlackRock, Inc. (“BlackRock”) was obtained from a Schedule 13G/A filed with the SEC by BlackRock on February 1, 2022 reporting beneficial ownership at December 31, 2021. BlackRock reported having sole voting power over 20,984,153 shares and sole dispositive power over 24,219,941 shares. BlackRock’s address is 55 East 52nd Street, New York, NY 10055.

[6]

The information in the above table concerning Capital International Investors (“Capital International”) was obtained from a Schedule 13G filed with the SEC by Capital International on February 11, 2022 reporting beneficial ownership at December 31, 2021. Capital International reported having sole voting power over 22,096,563 shares and sole dispositive power over 22,118,819 shares. Capital International’s address is 333 South Hope Street, 55th Floor, Los Angeles, CA 90071.

[7]

The information in the above table concerning Todd Barbey was obtained from a Schedule 13G/A filed with the SEC by Todd Barbey on February 14, 2022 reporting beneficial ownership at December 31, 2021. Mr. Barbey reported having sole voting and dispositive power over 193,782 shares. Mr. Barbey reported having shared voting and dispositive power over 20,025,564 shares, which shares are held in trusts for which Mr. Barbey serves as co-trustee with The Northern Trust Company of Delaware. The address of Mr. Barbey is 555 Rivergate Lane, Suite B1-105, Durango, CO 81301.

VF CORPORATION  |  2022 ANNUAL MEETING OF SHAREHOLDERS    55

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
Common Stock Beneficial Ownership of Certain Beneficial Owners

The following table reflects, as of May 27, 2022, the total beneficial ownership of VF Common Stock by each director and nominee for director, and each named executive officer, and by all current directors and executive officers as a group. Mr. Cho’s beneficial ownership of VF Common Stock is shown as of his appointment to the Board in June 2022. Each named individual and all members of the group exercise sole voting and dispositive power, except as indicated in the footnotes.

NAME OF BENEFICIAL OWNER	TOTAL SHARES BENEFICIALLY OWNED (1,2,3)

Directors:

Richard T. Carucci	172,428

Alex Cho	—

Juliana L. Chugg	140,190

Benno Dorer	37,506

Mark S. Hoplamazian	53,892

Laura W. Lang	74,235

W. Alan McCollough	113,263

W. Rodney McMullen	67,394

Clarence Otis, Jr.	132,687

Carol L. Roberts	38,668

Matthew J. Shattock	79,936

Named Executive Officers:

Kevin D. Bailey	292,242

Martino Scabbia Guerrini	417,951

Stephen M. Murray (4)	132,026

Matthew H. Puckett	120,635

Steven E. Rendle (5)	1,595,435

Scott A. Roe (6)	285,595

All Current Directors and Executive Officers as a Group (18 persons)	3,515,540

[1]

Shares counted as owned include shares held in trusts as of April 2, 2022, in connection with two employee benefit plans, as to which the following participants share voting power but have no dispositive power: Mr. Rendle – 176 and Mr. Roe – 1,351. Shares counted as beneficially owned by Mr. Rendle include 234,130 shares owned indirectly by family trusts. Shares counted as beneficially owned by Ms. Chugg include 6,678 shares owned by her spouse. Shares counted as beneficially owned also include phantom shares accounted for in connection with the VF Deferred Savings Plan for Non-Employee Directors as to which there is no voting or dispositive power: Mr. Carucci – 30,355 shares; Mr. Cho – 0 shares; Ms. Chugg – 12,466 shares; Mr. Dorer – 0 shares; Mr. Hoplamazian – 4,017 shares; Ms. Lang – 6,635 shares; Mr. McCollough – 47,771 shares; Mr. McMullen – 8,983 shares; Mr. Otis – 73,008 shares; Ms. Roberts – 2,754 shares; Mr. Shattock – 13,945 shares; and all directors as a group – 199,934 shares.

[2]

Shares owned also include those that could be acquired upon exercise of the following number of stock options that are exercisable as of May 27, 2022, or within 60 days thereafter: Mr. Bailey – 236,617; Mr. Scabbia Guerrini – 251,645; Mr. Murray – 120,750; Mr. Rendle – 1,285,930; Mr. Puckett – 75,943; Mr. Roe – 190,290; Mr. Carucci – 46,566; Mr. Cho – 0 shares; Ms. Chugg – 54,202; Mr. Dorer – 28,992; Mr. Hoplamazian – 40,753; Ms. Lang – 54,202; Mr. McCollough – 46,566; Mr. McMullen – 35,272; Mr. Otis – 40,753; Ms. Roberts – 28,992; Mr. Shattock – 54,202; and all current directors and executive officers as a group – 2,439,680.

[3]

Ms. Chugg and Mr. Otis, together with PNC Bank, N.A., act as the Trustees of the Trusts, which together are deemed to beneficially own (but the individual Trustees are not deemed to separately beneficially own) the Trust Shares. See the Common Stock Beneficial Ownership of Certain Beneficial Owners table above and footnote 3 thereto. However, because neither the individual Trustees nor PNC Bank, N.A. separately controls the decision-making of the Trustees, the individuals serving as Trustees are not deemed to separately beneficially own the Trust Shares and are not deemed to share voting or dispositive power over the Trust Shares under applicable SEC rules. With regard to individuals named in the above table, the percentage of shares owned beneficially by each named person does not exceed 1% of the VF Common Stock outstanding. The percentage of shares owned beneficially by all current directors and executive officers as a group was 0.9% of the VF Common Stock outstanding.

[4]	In January 2022, Mr. Murray announced his decision to retire effective June 30, 2022.

[5]	Mr. Rendle is also a director.

[6]	Mr. Roe retired as our Executive Vice President and Chief Financial Officer effective at the end of May 2021.

56     VF CORPORATION  |  2022 ANNUAL MEETING OF SHAREHOLDERS

ITEM NO. 2

Proposal to Approve Compensation of Named Executive Officers as Disclosed in This Proxy Statement

At the meeting, VF shareholders will be asked for an advisory shareholder vote to approve the compensation of VF’s named executive officers, as such compensation is disclosed in this proxy statement pursuant to the disclosure rules of the SEC.

As required by Section 14A of the Securities Exchange Act of 1934, shareholders are being asked to vote on the following resolution:

“Resolved, that the shareholders approve the compensation of VF’s executive officers named in the Summary Compensation Table, as disclosed in VF’s Proxy Statement dated June 13, 2022, including the Compensation Discussion and Analysis, the compensation tables and other narrative executive compensation disclosures.”

Please refer to the section titled “Executive Compensation” of this proxy statement for a detailed discussion of VF’s executive compensation principles and practices and the fiscal 2022 compensation of our named executive officers.

VF’s Executive Compensation Program has consistently met its objectives in recent years, enabling VF to attract and retain capable executives, provide incentives for achieving and exceeding VF’s financial goals and aligning the financial objectives of VF’s executives with those of shareholders.

In fiscal 2022, despite the continued headwinds from COVID-19 impacting Asia Pacific and the emergence of new challenges, including supply chain disruptions, geopolitical tensions and acceleration in inflation, our business delivered solid results and broad-based growth across our family of brands, including record sales for five of our brands, representing over 70% of our revenue. The following are highlights for continuing operations for full year fiscal 2022:

•	Revenue increased 28% to $11.8 billion.

•	Direct-to-Consumer revenue was up 31%; e-commerce revenue increased 14%.

•	International revenue increased 23%; Greater China revenue increased 1%.

•	Gross margin increased 180 basis points to 54.5%.

•	Diluted earnings per share increased 242% to $3.10.

•	Operating cash flow was $858 million.

Brand revenue for each of our four largest brands increased significantly in fiscal 2022: Vans® increased 20%, The North Face® increased 33%, Timberland® increased 20% and Dickies® increased 19%. Our enterprise strategy enabled us to generate another year of strong earnings and margin growth, executing against our long-range plan’s target, and we returned over $1.1 billion to shareholders through dividends and share repurchases.

As discussed above in the Compensation Discussion and Analysis, compensation in fiscal 2022 for each named executive officer was consistent with our pay-for-performance philosophy.

Although, as an advisory vote, this proposal is not binding upon VF or the Board, the Compensation Committee, which is composed solely of independent directors and is responsible for making decisions regarding the amount and form of compensation paid to VF’s executive officers, will carefully consider the shareholder vote on this matter, along with other expressions of shareholder views it receives on specific policies and desirable actions. If there are a significant number of unfavorable votes, we will seek to understand the concerns that influenced the vote and address them in making future decisions affecting the executive compensation program.

The VF Board of Directors unanimously recommends that you vote “FOR” the approval of the compensation of named executive officers as disclosed in this proxy statement.

VF CORPORATION  |  2022 ANNUAL MEETING OF SHAREHOLDERS    57

ITEM NO. 3

Ratification of The Selection of Independent Registered Public Accounting Firm

Selection of Independent Registered Public Accounting Firm. The Audit Committee has retained PricewaterhouseCoopers LLP as VF’s independent registered public accounting firm for fiscal 2023. PricewaterhouseCoopers LLP served as VF’s independent registered public accounting firm for fiscal 2022. In connection with its decision to retain PricewaterhouseCoopers LLP as VF’s independent registered public accounting firm, the Audit Committee considered whether the provision of non-audit services by PricewaterhouseCoopers LLP was compatible with maintaining PricewaterhouseCoopers LLP’s independence and concluded that it was. A representative of PricewaterhouseCoopers LLP will be present at the meeting. The representative will be given an opportunity to make a statement if he or she desires to do so and to respond to appropriate questions. Although we are not required to do so, we believe it is appropriate to ask shareholders to ratify the appointment of PricewaterhouseCoopers LLP as VF’s independent registered public accounting firm. If shareholders do not ratify the selection of PricewaterhouseCoopers LLP, the Audit Committee will reconsider the selection of an independent registered public accounting firm. Even if shareholders do ratify the selection, the Audit Committee retains its discretion to reconsider its appointment if it believes such a change would be in the best interest of VF and its shareholders.

The VF Board of Directors unanimously recommends that you vote “FOR” ratification of the selection of PricewaterhouseCoopers LLP.

Professional Fees of PricewaterhouseCoopers LLP. The following chart summarizes the estimated fees of PricewaterhouseCoopers LLP for services rendered to VF during the 2021 and 2022 fiscal years.

TYPE OF FEES	2022	2021	DESCRIPTION OF FEES

Audit Fees	$8,956,000	$8,621,000	“Audit Fees” are fees that VF paid to PricewaterhouseCoopers LLP for the audit of VF’s consolidated financial statements included in VF’s Annual Report on Form 10-K and review of financial statements included in the Quarterly Reports on Form 10-Q, and for services that are normally provided by the auditor in connection with statutory and regulatory filings and engagements; and for the audit of the effectiveness of VF’s internal control over financial reporting.

Audit Related Fees	259,000	361,000	“Audit Related Fees” are fees billed for assurance and related services that are reasonably related to the performance of the audit or review of VF’s financial statements and are not reported above under the caption “Audit Fees”. “Audit Related Fees” in the 2022 and 2021 fiscal years consisted primarily of social security audits, sales certificates and other assurance services.

Tax Fees	1,157,000	2,337,000	“Tax Fees” are fees billed for professional services for tax compliance, tax advice, and tax planning. “Tax Fees” in the 2022 and 2021 fiscal years consisted primarily of tax advisory and tax compliance services, transfer pricing and VAT assistance.

All Other Fees	1,000	1,000	“All Other Fees” are fees billed for services other than services reported under “Audit Fees,” “Audit Related Fees” and “Tax Fees”. “All Other Fees” in the 2022 and 2021 fiscal years consisted of fees for subscription to an online research tool.

Total	$10,373,000	$11,320,000

VF’s process is that all audit related services and all other permissible non-audit services provided by PricewaterhouseCoopers LLP are to be pre-approved by the Audit Committee. The pre-approval policies adopted by the Audit Committee provide that annual, recurring services that will be provided by VF’s independent registered public accounting firm and related fees are presented to the Audit Committee for its consideration and advance approval. Criteria are established by the Audit Committee for its advance approval of specified categories of services and payment of fees to VF’s independent registered public accounting firm for changes in scope of recurring services or additional nonrecurring services during the current year. On a quarterly basis, the Audit Committee is informed of each previously approved service performed by VF’s independent registered public accounting firm and the related fees. During the year, circumstances may arise when it may become necessary to engage the independent registered public accounting firm for additional services not contemplated in the original pre-approval categories. In those instances, the Audit Committee requires specific pre-approval before engaging the independent registered public accounting firm.

58     VF CORPORATION  |  2022 ANNUAL MEETING OF SHAREHOLDERS

ITEM NO. 3
Ratification of The Selection of Independent Registered Public Accounting Firm

Report of the Audit Committee. The Audit Committee reports as follows with respect to the audit of VF’s consolidated financial statements for the fiscal year ended April 2, 2022 (the “2022 Financial Statements”). At meetings of the Audit Committee held in May 2022, the Audit Committee (i) reviewed and discussed with management the 2022 Financial Statements and, for the fiscal year ended April 2, 2022, the audit of internal control over financial reporting; (ii) discussed with PricewaterhouseCoopers LLP the matters required to be discussed by applicable requirements of the Public Company Accounting Oversight Board (the “PCAOB”) and the Securities and Exchange Commission which include, among other items, matters related to the conduct of the audit of the 2022 Financial Statements; and (iii) received the written disclosures and the letter from PricewaterhouseCoopers LLP required by applicable requirements of the PCAOB regarding their communications with the Audit Committee concerning independence and discussed with PricewaterhouseCoopers LLP their independence from VF. Based on the foregoing review and discussions, the Audit Committee recommended to the Board of Directors that the 2022 Financial Statements as audited by PricewaterhouseCoopers LLP be included in VF’s Annual Report on Form 10-K for the fiscal year ended April 2, 2022 to be filed with the Securities and Exchange Commission.

Clarence Otis, Jr., Chair

Richard T. Carucci

W. Rodney McMullen

Carol L. Roberts

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DELINQUENT SECTION 16(A) REPORTS

VF is required to identify any director, officer or greater than 10% beneficial owner who failed to timely file with the SEC a report required under Section 16(a) of the Exchange Act relating to ownership and changes in ownership of VF’s common stock. To VF’s knowledge, based solely on its review of the copies of such forms received by it, VF believes that during the fiscal year ended April 2, 2022, all required Section 16(a) filings were filed timely, except that (i) due to a technical issue involving the software utilized by VF to make Section 16(a) filings, one Form 4 reporting accrual of phantom stock units was not timely filed by each of Ms. Chugg, Mr. Hoplamazian, Mr. McMullen, Mr. Otis, Ms. Roberts, Mr. Shattock and Ms. Wu, but each of these reports was immediately filed once the issue was resolved; and (ii) due to administrative oversight, one Form 4 reporting the acquisition of phantom stock units was filed one day late by each of Mr. Carucci, Ms. Chugg, Mr. Hoplamazian, Mr. McMullen and Mr. Shattock.

OTHER INFORMATION

Other Matters

The Board of Directors does not know of any other matter that is intended to be brought before the meeting, but if any other matter is presented, the persons named in the proxy card will be authorized to vote on behalf of the shareholders in their discretion and intend to vote the same according to their best judgment. As of June 13, 2022, VF had not received notice of any matter to be presented at the meeting other than as described in this proxy statement.

Expenses of Solicitation

VF will bear the cost of this proxy solicitation. In addition to the use of mail, proxies may be solicited in person or by telephone by VF employees without additional compensation. VF has engaged D.F. King & Co., Inc. to solicit proxies in connection with this proxy statement, and employees of that company are expected to solicit proxies in person, by telephone and by mail. The anticipated cost to VF of such solicitation is approximately $17,500, plus expenses. VF will reimburse brokers and other persons holding stock in their names or in the names of nominees for their expenses incurred in sending proxy material to principals and obtaining their proxies.

Shareholder Proposals and Nominations for the 2023 Annual Meeting of Shareholders

Shareholders may nominate director candidates and make proposals to be considered at the 2023 Annual Meeting of Shareholders. In accordance with VF’s By-Laws, any shareholder nominations of candidates for election as directors at the 2023 Annual Meeting or any other proposal for consideration at the 2023 Annual Meeting must be received by VF, together with certain information specified in VF’s By-Laws, no later than February 13, 2023. In order to have a shareholder proposal included in the proxy statement and form of proxy, the proposal must be delivered to VF at VF’s mailing address, P.O. Box 13919, Denver, Colorado 80201 no later than February 13, 2023, and the shareholder must otherwise comply with applicable SEC requirements and our By-Laws.

Under the proxy access provisions of our bylaws, a shareholder, or group of up to 20 shareholders, that has owned continuously for at least three years shares of VF stock representing an aggregate of at least 3% of our outstanding shares, may nominate and include in our proxy materials director nominees constituting up to 20% of the VF Board, provided that the shareholder(s) and nominee(s) satisfy the requirements in our bylaws. Notice of proxy access director nominees must be received no earlier than January 14, 2023 and no later than February 13, 2023.

The form of proxy issued with VF’s 2023 proxy statement will confer discretionary authority to vote for or against any proposal made by a shareholder at VF’s 2023 Annual Meeting of Shareholders and which is not included in VF’s proxy statement. However, such discretionary authority may not be exercised if the shareholder proponent has given to VF’s Secretary notice of such proposal at the address set forth in the preceding paragraph no later than February 13, 2023, and certain other conditions provided for in the SEC’s rules have been satisfied.

By Order of the Board of Directors

Jennifer S. Sim

Executive Vice President,

General Counsel and Secretary

Dated: June 13, 2022

60     VF CORPORATION  |  2022 ANNUAL MEETING OF SHAREHOLDERS

YOUR VOTE IS IMPORTANT! PLEASE VOTE BY:
P.O. BOX 8016, CARY, NC 27512-9903	INTERNET Go To: www.proxypush.com/VFC • Cast your vote online • Have your Proxy Card ready • Follow the simple instructions to record your vote
PHONE Call 1-866-256-1151 • Use any touch-tone telephone • Have your Proxy Card ready • Follow the simple recorded instructions
MAIL • Mark, sign and date your Proxy Card • Fold and return your Proxy Card in the postage-paid envelope provided

You must register to attend the meeting online at www.proxydocs.com/VFC

VF Corporation

Annual Meeting of Shareholders

For Shareholders of record as of May 27, 2022

TIME:	Tuesday, July 26, 2022 10:30 AM, Mountain Daylight Time
PLACE:	Annual Meeting to be held live via the Internet - please visit www.proxydocs.com/VFC for more details.

This proxy is being solicited on behalf of the Board of Directors

The undersigned hereby appoints S.E. Rendle and J.S. Sim (the “Named Proxies”), and each or either of them, as the true and lawful attorneys of the undersigned, with full power of substitution and revocation, and authorizes them, and each of them, to vote all the shares of capital stock of VF Corporation which the undersigned is entitled to vote at said meeting and any adjournment thereof upon the matters specified and upon such other matters as may be properly brought before the meeting or any adjournment thereof, conferring authority upon such true and lawful attorneys to vote in their discretion on such other matters as may properly come before the meeting and revoking any proxy heretofore given.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, SHARES WILL BE VOTED IDENTICAL TO THE BOARD OF DIRECTORS RECOMMENDATION. This proxy, when properly executed, will be voted in the manner directed herein. In their discretion, the Named Proxies are authorized to vote upon such other matters that may properly come before the meeting or any adjournment or postponement thereof.

If you hold shares in any Employee Stock Purchase Plan, or 401(k) savings plan of the Company (the “Plans”), then this proxy card, when signed and returned, or your telephone or internet proxy, will constitute voting instructions on matters properly coming before the Annual Meeting and at any adjournments or postponements thereof in accordance with the instructions given herein to the trustee for shares held in any of the Plans. Shares in each of the Plans for which voting instructions are not received by 11:59 P.M., Eastern Daylight Time, July 21, 2022, or if no choice is specified, will be voted by an independent fiduciary.

You are encouraged to specify your choice by marking the appropriate box (SEE REVERSE SIDE) but you need not mark any box if you wish to vote in accordance with the Board of Directors’ recommendation. The Named Proxies cannot vote your shares unless you sign (on the reverse side) and return this card.

PLEASE BE SURE TO SIGN AND DATE THIS PROXY CARD AND MARK ON THE REVERSE SIDE

VF Corporation

Annual Meeting of Shareholders

Please make your marks like this:

THE BOARD OF DIRECTORS RECOMMENDS A VOTE:

       FOR ON PROPOSALS 1, 2 AND 3

	PROPOSAL		YOUR VOTE		BOARD OF DIRECTORS RECOMMENDS

1.	Election of Directors
		FOR	WITHHOLD
	1.01 Richard T. Carucci	☐	☐		FOR

	1.02 Alex Cho	☐	☐		FOR

	1.03 Juliana L. Chugg	☐	☐		FOR

	1.04 Benno Dorer	☐	☐		FOR

	1.05 Mark S. Hoplamazian	☐	☐		FOR

	1.06 Laura W. Lang	☐	☐		FOR

	1.07 W. Rodney McMullen	☐	☐		FOR

	1.08 Clarence Otis, Jr.	☐	☐		FOR

	1.09 Steven E. Rendle	☐	☐		FOR

	1.10 Carol L. Roberts	☐	☐		FOR

	1.11 Matthew J. Shattock	☐	☐		FOR

		FOR	AGAINST	ABSTAIN
2.	Advisory vote to approve named executive officer compensation.	☐	☐	☐	FOR

3.	Ratification of the selection of PricewaterhouseCoopers LLP as VF’s independent registered public accounting firm for the 2023 fiscal year.	☐	☐	☐	FOR

You must register to attend the meeting online and/or participate at www.proxydocs.com/VFC

Authorized Signatures - Must be completed for your instructions to be executed.

Please sign exactly as your name(s) appears on your account. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the Proxy/Vote Form.

Signature (and Title if applicable)	Date	Signature (if held jointly)	Date